EXHIBIT 10.13

LEASE AGREEMENT

BETWEEN

Liberty Healthcare Group, Inc.

                  Lessor,

-AND-

Digital Domain Holdings Corporation,

                   Lessee.

DATED: November 23, 2010

BASIC LEASE PROVISIONS

In addition to other terms elsewhere defined in this Lease the following terms whenever used in this Lease should have only the meanings set forth these Basic Lease Provisions, unless such meanings are expressly modified, limited or expanded elsewhere herein.

(a)      Land:   (Schedule A)

(b)      Building:   8881 Liberty Lane, Port St. Lucie, Florida 34952

(c)      Premises:   Approximately 64,000 rentable square feet of space in the Building, also known as Condominium Unit #1

(d)      Term:   Twenty four (24) months, with right to extend the Lease on the Building or the Property in accordance with Section 29 of the Lease (the “Extension Period”).

(e)      Estimated Commencement Date:   December 1, 2010

(f)      Termination Date:   November 30, 2012 (subject to extension by the Extension Period), or such earlier date upon which the Term may expire or be terminated.

(g)      Basic Rent:

Lease Years	Annual	Monthly	PSF

Term of Lease	$512,000.00, subject	$42,666.67	$8.00/NNN
	to a rent credit of
	$219.00 per each
	day for the period of
	December 1, 2010
	through the date that
	Lessor has
	surrendered the
	portion of the
	Premises attributable
	to the warehouse
	space, consisting of
	10,000 rentable
	square feet

(h)      Rentable Size of the Building:   64,000 rentable square feet

(i)      Rentable Size of the Premises:   64,000 rentable square feet

(j)      Lessee’s Share:   100%

(k)      Parking Spaces:   320 unassigned parking spaces.

(1)      Security:   Two (2) months Basic Rent due and payable upon signing of this Lease for the total sum of $85,333.34.

(m)      Permitted Use:   General office and warehouse

(n)      Brokers:   CB Richard Ellis representing the Lessor; and NAI Southcoast representing the Lessee.

(o)      Incorporation of Schedules, Exhibits and Addenda:   Schedules A, B, C, D and E and Addendum 1 annexed hereto are incorporated into this Lease.

(p)      Standard Industrial Classification.   Lessee hereby represents and warrants to Lessor that Lessee’s operations at the Premises have the following North American Industrial Classification number: DR-231.

(q)      State Laws:   This Lease shall be governed by and construed in accordance with the laws of the State of Florida.

(r)	Lessor’s Notice Address:	c/o Medco Health Services, Inc.

100 Parsons Pond Drive

Franklin Lakes, New Jersey 07417

Attn: Corporate Real Estate

(s)	Lessee’s Notice Address:	Digital Domain Holdings Corporation

8881 Liberty Lane

Port St. Lucie, Florida 34952

Attn: General Counsel

(t)      Condominium Association: Liberty Lane Condominium Association, Inc.

LEASE AGREEMENT

LEASE AGREEMENT (this “Lease”), made as of November 23, 20010, between Liberty Healthcare Group, Inc., a Delaware corporation (the “Lessor”), and Digital Domain Holdings Corporation, a Florida corporation (the “Lessee”).

1.	BASIC LEASE PROVISIONS AND DEFINITIONS.

1.1           Basic Lease Provisions. The “Basic Lease Provisions” set forth on Page i of this Lease are incorporated into this Lease by reference.

1.2           Other Definitions. Other defined terms used in this Lease are set forth on Addendum 1.

2.	DEMISE, TERM.

2.1           Demise of Premises. Lessor hereby leases and demises to Lessee, and Lessee hereby hires and takes from Lessor, upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, the Premises for the Term, as well as all of Lessor’s right to use any Common Elements and Limited Common Elements that may be appurtenant thereto (as such terms are defined in the Declaration) within 8881 Liberty Lane, Port St. Lucie, Florida, a condominium and also known as Liberty Lane (the “Condominium”).

2.2           Term.

  (a)           The  term (the “Term”) of this Lease shall commence on the Commencement Date and shall end on the Termination Date.

  (b)           The “Commencement Date” shall be deemed to be the earlier of (i) December 1, 2010 or (ii) the date that Lessee first occupies the Premises.

2.3           Occupancy of Premises. Lessee accepts the Premises in the current “AS IS” condition, and by entering into this Lease, Lessee shall be conclusively deemed to have accepted delivery of the Premises and hereby waives any rights to claim that Lessor has any obligations up to the time of such occupancy. It is acknowledged and agreed that Lessor is not obligated to vacate the portion of the Premises that consists of the warehouse until on or about January 15, 2011.

2.4           Commencement Date Agreement. When the Commencement Date occurs, Lessor and Lessee shall enter into an agreement, in the form attached as Schedule C, confirming the Commencement Date and Termination Date.

3.	BASIC RENT; ADDITIONAL RENT.

3.1           Basic Rent. Lessee shall pay rent (“Basic Rent”) to Lessor during the Term, in the amounts specified in the Basic Lease Provisions, in lawful money of the United States of America. The Basic Rent shall be payable in equal monthly installments, in advance, on the Basic Rent Payment Dates, commencing on the Commencement Date, except that Lessee shall pay the first installment of Basic Rent upon Lessee’s execution and delivery of this Lease. Lessee shall pay the Basic Rent and Additional Rent herein reserved promptly as and when the same shall become due and payable.

3.2           Additional Rent. In addition to the Basic Rent, Lessee will pay and discharge when due, as additional rent (“Additional Rent”), all other sums, amounts, liabilities and obligations which Lessee herein agrees to pay to Lessor, together with all interest, charges, penalties, costs, fees and expenses which may be owed by Lessee, or otherwise added thereto, pursuant to the terms of this Lease; all of which shall be deemed “Additional Rent” regardless of whether it is specifically referred to as Additional Rent in this Lease.

3.3           Late Charge. If any installment of Basic Rent or Additional Rent is not paid within five (5) days of the Basic Rent Payment Date, Lessee shall pay to Lessor, on demand, a late charge equal to five percent (5%) of the amount unpaid. The late charge is not intended as a penalty but is intended to compensate Lessor for the extra expense it will incur to send out late notices and handle other matters resulting from the late payment. In addition, any installment or installments of Basic Rent or Additional Rent accruing hereunder which are not paid within ten (10) days after the date when due shall bear interest at the lesser of: (i) a rate of six percent (6%) over the Prime Rate, or (ii) the highest legal rate permitted by law. Any interest due as set forth in the preceding sentence shall be calculated from the due date of the delinquent payment until the date of payment, which interest shall be payable upon demand by Lessor.

3.4           Prorating Rent. If any Lease Year shall consist of a period of less than twelve (12) full calendar months, payments of Basic Rent, Taxes and Operating Expenses shall be prorated on the basis of a thirty (30) day month or 360-day year, unless otherwise provided. Furthermore, if the Commencement Date does not fall on a Basic Rent Payment Date, the Basic Rent and Lessee’s Share of Taxes and Operating Expenses payable hereunder shall be prorated for such partial month, and shall be paid to Lessor on the Commencement Date.

3.5           No Abatement or Set-off. This is a net lease and, except as herein provided, Lessee hereby covenants and agrees to pay to Lessor, at Lessor’s address for notices hereunder, or such other place as Lessor may from time to time designate, without any offset, set-off, counterclaim, deduction, defense, abatement, suspension, deferment or diminution of any kind (i) the Basic Rent, without notice or demand, (ii) Additional Rent and (iii) all other sums payable by Lessee hereunder. Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall Lessee have any right to terminate or avoid this Lease or be entitled to the abatement of any Basic Rent, Additional Rent or other sums payable hereunder or any reduction thereof, nor shall the obligations and liabilities of Lessee hereunder be in any way affected for any reason. The obligations of Lessee hereunder shall be separate and independent covenants and agreements.

3.6           Invoices. If Lessor issues monthly or other periodic rent billing statements to Lessee, the issuance or non-issuance of such billings and statements shall not affect Lessee’s obligation to pay Basic Rent or the Additional Rent set forth in Section 4.3 of this Lease, all of which are due and payable on the Basic Rent Payment Dates.

3.7           Lessee Exemption. Lessee represents and warrants that it is certified as an Entertainment Industry Qualified Production Company (DR-231) by the Florida Department of Revenue (Certificate # 6600121201) and as such is exempt from the payment of Florida sales and use tax. Accordingly, as long as Lessee maintains said exemption Lessee shall not pay to Lessor, and Lessor shall not include as Additional Rent, any sales or use tax on the Basic Rent or any Additional Rent paid by Lessee under this Lease.

4.	OPERATING EXPENSES; REAL ESTATE TAXES.

4.1           Operating Expenses and Taxes. Lessee shall pay to Lessor (i) Lessee’s Share of Operating Expenses, and (ii) Lessee’s Share of Taxes, for each Lease Year during the Term. Lessee’s estimated pro rata share of Lessor’s Operating Expenses for the Property are set forth in Schedule D.

4.2           Lessor’s Statements. On or after the Commencement Date, and as soon as practical following each succeeding anniversary of the Commencement Date during the Term, Lessor shall determine or estimate (i) Operating Expenses for the Lease Year in question (the “Estimated Operating Expenses”) and shall submit such information to Lessee in a written statement (the “Expense Statement”), and (ii) Taxes for the Lease Year in question (the “Projected Taxes”) and shall submit such information to Lessee in a written statement (the “Tax Statement”). Lessor will use reasonable efforts to issue each Statement within ninety (90) days following the end of each Lease Year. Lessor’s failure to render any Statement with respect to any Lease Year shall not prejudice Lessor’s right to render a Statement with respect thereto or with respect to any subsequent Lease Year, as the case may be, nor shall the rendering of a Statement prejudice Lessor’s right thereafter to render a corrected Statement for that Lease Year.

4.3           Monthly Payment. Commencing on the first Basic Rent Payment Date following the submission of any Expense Statement and/or Tax Statement, as applicable, and continuing thereafter on each successive Basic Rent Payment Date until Lessor renders the next Expense Statement and/or Tax Statement, Lessee shall pay to Lessor on account of its obligations under Section 4.1 of this Lease: (i) in the case of an Expense Statement, a sum (the “Monthly Expense Payment”) equal to one-twelfth (1/12) of Lessee’s Share of the Estimated Operating Expenses for such Lease Year, and (ii) in the case of a Tax Statement, a sum (the “Monthly Tax Payment”) equal to one-twelfth (1/12) of Lessee’s Share of the Projected Taxes for such Lease Year. Lessee’s first Monthly Expense Payment and/or Monthly Tax Payment after receipt of an Expense Statement or a Tax Statement shall be accompanied by Lessee’s payment of the difference between Lessee’s Monthly Expense Payments or Monthly Tax Payments, as applicable, actually paid to date by Lessee during the applicable Lease Year, and the amount of Lessee’s Share of Operating Expenses or Taxes, as applicable, shown on the new Statement applicable to the current Lease Year.

4.4           Reconciliation. Each Expense Statement and/or Tax Statement, as applicable, shall reconcile the payments made by Lessee pursuant to the preceding Expense Statement or Tax Statement with, (i) in the case of an Expense Statement, Lessee’s Share of Operating Expenses for the period covered thereby, and (ii) in the case of a Tax Statement, Lessee’s Share of the actual Taxes imposed for the period covered thereby. Any balance due to Lessor shall be paid by Lessee within twenty (20) days after Lessee’s receipt of the applicable Statement; any surplus due to Lessee shall be applied by Lessor against the next accruing monthly installment(s) of Additional Rent due under this Article. If the Term has expired or has been terminated, Lessee shall pay the balance due to Lessor or Lessor shall refund the surplus to Lessee, whichever the case may be, within twenty (20) days after Lessee’s receipt of the applicable Statement.

4.5           Audit. Lessee or its representative shall have the right to examine Lessor’s books and records with respect to the reconciliation of Operating Expenses and Taxes for the prior Lease Year set forth in the Expense and Tax Statements, during Lessor’s normal business hours. Such examination may be performed upon at least ten (10) business days’ written notice to Lessor, within ninety (90) days following the delivery by Lessor to Lessee of such Statements. The results of such audit shall be furnished to Lessor. In the event it is agreed between Lessor and Lessee that there is a discrepancy between the amount(s) set forth in such Statement(s) and the results of such audit which represents an overpayment by Lessee, Lessee may take a credit for such agreed upon difference in the next month’s Rent then due, unless the Lease has been terminated or otherwise expired, in which event, Lessor shall remit payment of such difference to Lessee within twenty (20 days of such agreed upon results. In the event it is agreed between Lessor and Lessee that the results of such audit represents an underpayment by Lessee, then Lessee shall remit payment of such difference to Lessor within twenty (20 days of such agreed upon result. Unless Lessee gives Lessor a notice objecting to said reconciliation (which shall specify the respects in which the reconciliation is claimed to be incorrect) within fifteen (15) days after its examination of Lessor’s books and records, said reconciliation shall be considered as final and accepted by Lessee. Notwithstanding anything to the contrary contained in this Article, Lessee shall not be permitted to examine Lessor’s books and records or to dispute any reconciliation unless Lessee has paid to Lessor the amount due as shown on the Expense Statement in question. Upon Lessor’s request, Lessee and Lessee’s agent or vendor, if applicable, shall sign a confidentiality agreement before reviewing Lessor’s records. No examination shall be performed by any agent or vendor of Lessee who has been retained by Lessee who has a contingent fee arrangement with Lessee.

4.6           Refund of Taxes. Lessor shall have the right, but not the obligation, at any time or times without notice to Lessee, to seek a lowering of the assessed valuation of the Land and improvements which may, from time to time, constitute the Property. Lessor may employ whatever individuals, firms and corporations and/or attorneys which Lessor may, in its sole judgment, deem necessary to undertake such endeavor and, at the request of Lessor, Lessee will cooperate with Lessor or its representatives in effecting such a reduction. If Lessor receives any refund of Taxes applicable to any Lease Year, Lessor shall deduct from such tax refund any expenses, including, but not limited to, attorneys’ fees and appraisal fees, incurred in obtaining such tax refund. If Lessee has previously paid Lessee’s Share of Taxes based upon the Taxes before application of the refund or reduction, after deduction of such expenses, Lessor shall credit Lessee’s Share of such refund against the next accruing monthly installments(s) of Additional Rent, or if the Term shall have expired, Lessee’s Share of such refund shall be refunded to Lessee within thirty (30) days after receipt thereof by Lessor. While any such reduction proceedings are pending, the computation and payment of Lessee’s Share of Taxes shall be based upon the original assessments for such year.

4.7       Operating Expenses and Taxes with Respect to Lessee. Lessee shall also pay to Lessor, upon demand, the amount of (i) any increase in Operating Expenses which is attributable to Lessee’s use or manner of use of the Premises, to activities conducted on or about the Premises by Lessee or on behalf of Lessee or to any Alterations made by or on behalf of Lessee, and (ii) all increases in Taxes and/or all assessments or impositions made, levied or assessed against or imposed upon any portion of the Premises which are attributable to Alterations made by or on behalf of Lessee, or which in whole or in part belong to Lessee.

4.8       Survival. No adjustment in Lessee’s obligation to pay Additional Rent under this Article 4 shall result in a decrease in the Basic Rent payable hereunder. Lessee’s obligation to pay Additional Rent, and Lessor’s obligation to credit and/or refund to Lessee any amount shall survive the Termination Date. Notwithstanding anything to the contrary contained in this Article 4, if Lessee is entitled to any payment or refund of Additional Rent after the Termination Date, and the Term has been terminated as a result of a default by Lessee, then Lessor shall have the right to retain such surplus Additional Rent to the extent Lessee owes Lessor any Basic Rent or Additional Rent.

5.	UTILITIES AND SERVICES.

5.1           Electricity. Lessee shall contract directly with the applicable electric utility company for electric service for the Premises, and shall pay all charges directly to said utility company. Lessee shall not, without Lessor’s prior written consent in each instance, which shall not be unreasonably withheld, connect any fixtures, appliances or equipment to the Building’s electric distribution system or make any alteration or addition to the electric system of the Premises existing on the Commencement Date of this Lease. If, in the reasonable judgment of Lessor, any requested changes will not cause or create a dangerous or hazardous condition or damage or injury to the Building, or entail excessive or unreasonable alterations or repairs, or interfere with or disturb other tenants or occupants and/or the service then or thereafter to be supplied to tenants or occupants, Lessor will cause the Condominium Association to make such changes, at Lessee’s sole cost and expense. Lessee covenants and agrees to pay Lessor for such costs and expenses within twenty (20) days of Lessee’s receipt of a bill therefor.

5.2           Other Utilities. Lessee shall contract directly with the applicable utility company for sewer, water, natural gas, telephone and/or any other utility service for the Premises, and shall pay all charges directly to said utility company. Notwithstanding the foregoing, if any such utility service is not separately metered to the Premises, Lessor or the Condominium Association shall have the right, at Lessor’s or Condominium Association’s option to (i) require Lessee, at its sole cost and expense, to install a meter to measure the consumption of such utility service to the Premises and to contract directly with the applicable utility company for such utility service; (ii) require Lessee, at its sole cost and expense, to install a submeter to measure the consumption of such utility service to the Premises, in which case Lessor shall provide such utility service to Lessee; or (iii) provide such utility service to the Premises and include the cost thereof in Operating Expenses. If Lessor or Condominium Association provides any submetered utilities pursuant to clause (ii), Lessee shall pay to Lessor or Condominium Association within twenty (20) days after receipt of an invoice therefor, an amount calculated by multiplying Lessee’s actual consumption of such utility (as shown on the submeter) by the rate at which such utility service is purchased for the Building, and including (1) an allocable share, as determined by Lessor or Condominium Association, of any taxes, surcharges and other amounts incurred by Lessor or Condominium Association in connection with furnishing such utility service to the Building or portion thereof, as the case may be, plus (2) Lessor’s or Condominium Association administrative costs incurred in connection with such utility service.

5.3           Lessor Not Liable. Lessor and Condominium Association shall not in any way be responsible or liable to Lessee at any time for any loss, damage or expenses resulting from any change in the quantity or character of the electric service or any other utility service, or for its being no longer suitable for Lessee’s requirements, or from any cessation or interruption of the supply or current, nor shall any such loss, damage or expenses, or non-supply of electric service or any other utility service in any way affect the tenancy or in any way relieve Lessee of any obligation under the terms of this Lease unless Lessor is directly responsible for any such change, cessation or interruption or intentionally interferes with any of Lessee’s utility services but in any such event Lessor shall not be responsible to Lessee for consequential or indirect damages.

5.4           Janitorial Services. Lessee shall be responsible for providing its own janitorial and cleaning services to the Premises and may contract directly with a vendor to provide such services provided that such vendor is approved by Lessor which approval shall not be unreasonably withheld. Lessor or Condominium Association shall be responsible for waste removal from the Building.

5.5           Security Services. Lessee acknowledges that the Condominium Association shall provide certain security services for the Property and that neither Lessor nor the Condominium Associations assumes any liability to Lessee or Lessee’s Visitors relating to such security services or the failure to provide any aspect of such services. Lessee may provide its own security services for the Premises and may contract directly with a vendor to provide such services provided that such vendor is approved by Lessor which consent shall not be unreasonably withheld.

5.6           Furniture. Lessee shall be allowed to have exclusive use of the furniture as listed in Schedule E, and which is currently on the Premises. Lessee shall maintain such furniture in good order and condition and surrender same to the Lessor in the same condition, reasonable wear and tear excepted upon expiration or termination of this Lease. Any furniture in disrepair or missing shall at Lessor’s option be replaced by Lessee, or Lessor shall be reimbursed for the reasonable cost or value thereof.

6.            DELIVERY OF PREMISES. Lessee agrees that it is accepting the premises in “as is” condition without any improvements and/or alterations by Lessor. Lessee acknowledges and agrees that, except as expressly set forth herein, neither Lessor nor any employee, agent or representative of Lessor has made any express or implied representations or warranties with respect to the physical condition of the Premises, the fitness or quality thereof or any other matter or thing whatsoever with respect to the Premises or any portion thereof, and that Lessee is not relying upon any such representation or warranty in entering into this Lease.

7.            MAINTENANCE, ALTERATIONS AND ADDITIONS; REMOVAL OF TRADE FIXTURES.

7.1           Lessee’s Maintenance. Lessee agrees to keep the Premises in good order and condition (except for ordinary wear and tear) and, except as provided in Section 7.2, will make all non-structural repairs, alterations, renewals and replacements, ordinary and extraordinary, foreseen or unforeseen, and shall take such other action as may be necessary or appropriate to keep and maintain the Premises in good order and condition, including, without limitation, doors, windows, ceiling tiles, frames, dock bumpers and levelers and utility lines from the point of entrance to the Premises to the point of actual use, and all furnishings and furniture. Except as expressly provided in this Lease, Lessor shall not be obligated in any way to maintain, alter or repair the Premises. Except with respect to repairs or restoration undertaken by Lessor, Lessor will not be liable for any labor, services or materials furnished or to be furnished to Lessee, or to anyone holding the Premises or any part thereof through or under Lessee. Lessee shall not cause or permit any Liens to attach to or affect the interest of Lessor in and to the Premises. Lessee’s obligations hereunder shall include, without limitation, maintenance, at its own expense, of all light bulb, fluorescent tubes, and lighting fixtures in the Premises, including all component parts such as starters, ballasts, and lenses or grills. All repairs made by Lessee shall be at least equal in quality to the original work. To the extent applicable, Lessee shall have the benefit of any warranties or repair and maintenance agreements covering any portion of the Premises and Lessor shall cooperate in good faith with Lessee in connection with any claims for coverage under any such warranties or agreements and cause the Condominium Association to cooperate in good faith with Lessee.

7.2           Lessor’s Repairs. Lessee understands and agrees that the Common Elements and Limited Common Elements are maintained and repaired by the Condominium Association, and although the Lessor is not responsible to maintain or repair such Common Elements and Limited Common Elements, Lessor shall cause the Condominium Association to maintain or repair such Common Elements and Limited Common Elements if such maintenance or repair is required in accordance with the Condominium Instruments. Any such maintenance or repairs must be conducted in accordance with the Condominium Instruments. Upon notice from Lessee of any needed repairs and subject to the Condominium Instruments, Lessor will cause the Condominium Association to make such repairs and replacements to the foundation, the bearing walls, the structural columns and beams, the exterior walls, the exterior windows and the roof of the Building and Property affecting Lessee’s use of the Property in accordance with this Lease; provided, however, if such repairs and replacements (including repairs and replacements with respect to the Building or Property) are necessitated by the intentional acts, omissions or negligence of Lessee or Lessee’s Visitors, then Lessee shall reimburse the Condominium Association, upon demand, for the reasonable cost thereof. The costs and expenses incurred by the Condominium Association in connection with such repairs and replacements shall be included in Operating Expenses to the extent permitted by this Lease.

7.3           Requirements for Lessee’s Maintenance and Alterations. All maintenance and repair, and any Alterations, performed by, on behalf of or for the account of Lessee (a) must not, individually or in the aggregate, lessen the Fair Market Value of the Building or adversely affect the usefulness of the Building for use as a warehouse and office building, (b) shall be completed expeditiously in a good and workmanlike manner, and in compliance with all applicable Legal and Insurance Requirements and the Condominium Instruments, and (c) shall be performed by contractors approved by Lessor to the extent such work involves any work to any electrical, mechanical, plumbing or other system of the Building, any work to the outside of the Building, any work to the roof of the Building or any work to any structural element of the Building.

7.4         (a)           Permitted Alterations. If there is no default by Lessee under this Lease, Lessee may, after notice to Lessor and submission of plans and specifications, make interior, non-structural Alterations which do not constitute Major Work.

(b)           Lessor’s Consent to Alterations. Lessee shall not make any addition, improvement or alteration of the Land or of the Building or Property. In addition, Lessee shall not make any Alteration having an aggregate cost in excess of $10,000, or affecting, altering, interfering with or disrupting any electrical, mechanical, plumbing or other system of the Building, or affecting the outside appearance, the roof, the ingress to or the egress from the Premises and/or any structural element of the Building (any such work being hereinafter referred to as “Major Work”), unless Lessee submits to Lessor and Condominium Association detailed plans and specifications therefor and Lessor and Condominium Association approve such plans and specifications in writing (which such approval shall be at Lessor’s and Condominium Association’s sole discretion). In addition to all other rights and remedies available to Lessor and Condominium Association, Lessor and Condominium Association may require Lessee to immediately remove any Major Work performed without Lessor’s or Condominium Association’s consent.

(c)           Building Systems. Notwithstanding anything contained in this Lease to the contrary, Lessor and Condominium Association reserve the right to require Lessee to use Lessor’s or Condominium Association’s designated engineers and/or contractors in connection with Lessee’s Major Work affecting, altering, interfering with or disrupting any electrical, mechanical, plumbing or other system of the Building deemed critical by Lessor or Condominium Association, or affecting the outside appearance, the roof, the ingress to or the egress from the Premises and/or any structural element of the Building unless in the reasonable judgment of Lessor and Condominium such contractor and or engineer can be someone designated by Lessee, but which in any such event must nonetheless be subject to the final approval of Lessor and Condominium.

7.5           (a)           Surrender of Alterations. All Alterations shall, upon installation, become the property of Lessor and shall be deemed part of, and shall be surrendered with, the Premises, unless Lessor, by notice given to Lessee at least thirty (30) days prior to the Termination Date, elects to relinquish Lessor’s right thereto. If Lessor elects to relinquish Lessor’s right to any Alteration, Lessee shall remove such Alteration, shall promptly repair any damage to the Premises caused by the installation or removal of such Alteration, and shall restore the Premises to the condition existing prior to the installation of said Alteration; all such work shall be done prior to the Termination Date.

(b)           Removal of Improvements. At any time during the Term, Lessee may install, place or reinstall in, or replace and remove from, the Premises any trade equipment, machinery and personal property belonging to Lessee (such trade equipment, machinery and personal property shall not become the property of Lessor), provided that (i) Lessee shall repair all damage caused by such installation or removal, and (ii) Lessee shall not install any equipment, machinery or other items upon the roof of the Building or make any openings on or about such roof.

8.	USE OF DEMISED PREMISES.

8.1           Permitted Use. Lessee shall not use, or suffer or permit the use of, the Premises or any part thereof by anyone for any purposes other than for the Permitted Use, but subject to Section 8.2 hereof and the Condominium Instruments.

8.2           Prohibited Uses. Lessee shall not use, or suffer or permit the use of, the Premises or any part thereof in any manner or for any purpose or do, bring or keep anything, or suffer or permit anything to be done, brought or kept, therein (including, but not limited to, the installation or operation of any electrical, electronic or other equipment) (a) which contravenes the certificate of occupancy for the Building or the Premises or the Condominium Instruments; (b) which could cause an overload of the electrical or mechanical systems of the Building or the Premises, which could exceed the floor load per square foot which the floor was designed to carry and which is allowed by Legal Requirements or which could adversely impact the structural integrity of any floors or ceilings; (c) which in the reasonable judgment of the Lessor, may in any way impair or interfere with the proper and economic heating, air conditioning of the Building; (d) which, in the reasonable judgment of Lessor, would in any way impair or tend to impair or exceed the design criteria, the structural integrity, character, appearance or Fair Market Value of the Building, or result in the use of the Building or any component thereof (including, without limitation, any plumbing components) in a manner or for a purpose not intended, or which, in the reasonable judgment of Lessor, may be prejudicial to the business of Lessor; or (e) which in the reasonable judgment of Lessor, may in any way interfere with the use or occupancy of any portion of the Building outside of the Premises by Lessor or any other tenant or occupant of the Building.

8.3           Parking. (a) Provided no default has occurred on Lessee’s part, Lessee shall have a nonexclusive license (the “License”) during the term of this Lease to park on the Property up to the number of cars and trucks indicated in the Basic Lease Provisions belonging to Lessee or Lessee’s Visitors. Lessor or Condominium Association shall be responsible to Lessee for enforcing all parking rules, regulations or restrictions applicable to the Property. Nothing contained in this Lease shall be deemed to create liability upon Lessor or the Condominium Association for any damage to motor vehicles on the Property or for any loss of property from within those motor vehicles, or for any injury in the parking area on the Property to Lessee or Lessee’s Visitors, except to the extent determined to be caused by the negligence or willful misconduct of Lessor. Lessee shall acquaint its and any sublessee’s employees with any parking rules and regulations promulgated by Lessor or the Condominium Association and Lessee assumes responsibility for compliance by said employees with such parking provisions, and shall be liable to Lessor or the Condominium Association for all unpaid parking charges, if any, incurred by said employees.

(b)           Any of the following actions shall be deemed a material Default under this Lease: the use of any more than the number of Parking Spaces by Lessee or Lessee’s Visitors; the parking other than in marked parking spaces by Lessee or Lessee’s Visitors, or the maintenance, repair or cleaning of any vehicle in the parking areas by Lessee or Lessee’s Visitors. In any of such events, Lessor or the Condominium Association may suspend or revoke the License as to any offenders if such practice continues after written notice from Lessor or the Condominium Association; and/or Lessor and Condominium Association may exercise such other remedies as are provided in this Lease or the Condominium Instruments. If Lessee or Lessee’s Visitors park illegally or in areas designated for use by others, or in driveways, fire lanes or areas not striped for general parking, then Lessor or Condominium Association may charge Lessee Fifty Dollars ($50.00) per day for each instance each motor vehicle is so parked. In addition, Lessee authorizes Lessor and the Condominium Association to tow away from the Property, at Lessee’s sole cost and expense, vehicles used by Lessee or Lessee’s Visitors and/or to attach violation stickers or notices to any motor vehicles used by Lessee or Lessee’s Visitors parked illegally or in violation of this Article or any parking rules and regulations promulgated by Lessor or the Condominium Association.

(c)           If the number of parking spaces in the parking area on the Property is reduced by circumstances beyond the reasonable control of Lessor or the Condominium Association, the number of Parking Spaces indicated in the Basic Lease Provisions shall be reduced proportionately. Lessor and the Condominium Association reserves the right, from time to time, on reasonable grounds, to assign and re-assign to Lessee and other tenants of the Building specific parking spaces, and to relocate any assigned or reserved spaces, and Lessee agrees to be bound thereby.

8.4           Permits, Licenses and Authorizations. Lessee shall obtain, at its sole cost and expense, all permits, licenses or authorizations of any nature required in connection with the operation of Lessee’s business at the Premises, including, without limitation, any work or Alterations performed therein.

9.            LESSOR’S SERVICES AND FURNITURE. Condominium Association shall furnish electrical lighting, cleaning, and maintenance, repair and replacements of the Common Elements and Limited Common Elements of the Building and the Property in accordance with the Condominium Instruments, and all costs in connection therewith shall be included in Operating Expenses. During the Term, Lessee shall have exclusive use of the furniture that is currently in the Premises.

10.          COMPLIANCE WITH REQUIREMENTS.

10.1         Compliance. Lessee will (i) comply with all Legal and Insurance Requirements applicable to the Building, Premises or Lessee’s use or occupancy thereof, and (ii) maintain and comply with all permits, licenses and other authorizations required by any governmental authority for its use of the Premises and for the proper operation, maintenance and repair of the Premises or any part thereof. Lessor will join in the application (but at no cost to Lessor) for any permit or authorization with respect to Legal Requirements, if such joinder is necessary.

10.2         Increases in Insurance Premiums. Lessee shall not do, or permit to be done, anything in or to the Premises, or bring or keep anything therein which will, in any way, increase the cost of fire or public liability insurance on the Premises, or invalidate or conflict with the fire insurance or public liability insurance policies covering the Premises or any personal property kept therein by Lessor, or obstruct or interfere with the rights of Lessor or of other tenants, or in any other way injure Lessor or other tenants, or subject Lessor or the Condominium Association to any liability for injury to persons or damage to property, or interfere with good order of the Building. Any increase in fire insurance premiums on the Premises or the contents within the Building, or any increase in the premiums of any other insurance carried by Lessor or the Condominium Association in connection with the Building or the Premises, caused by the use or occupancy of the Premises, or violation of Legal Requirements or Insurance Requirements, by Lessee, and any expense or cost incurred in consequence of the negligence, carelessness or willful action of Lessee, shall be Additional Rent and paid by Lessee to Lessor within ten (10) days of demand therefor.

11.	COMPLIANCE WITH ENVIRONMENTAL LAWS.

11.1         Environmental Laws. Lessee shall comply, at its sole cost and expense, with all Environmental Laws in connection with its use and occupancy of the Premises; provided, however, the provisions of this Article 11 shall not obligate Lessee to comply with the Environmental Laws if such compliance is required solely as a result of the occurrence of a spill, discharge or release of hazardous substances and/or wastes (each a “Discharge”) before the Commencement Date, or if such Discharge was not caused by the act, negligence or omission of Lessee or Lessee’s Visitors.

11.2         Copies of Environmental Documents. Lessee shall deliver promptly to Lessor a true and complete copy of any correspondence, notice, report, sampling, test, finding, declaration, submission, order, complaint, citation or any other instrument, document, agreement and/or information submitted to, or received from, any governmental entity, department or agency in connection with any Environmental Law relating to or affecting Lessee, Lessee’s employees, Lessee’s use and occupancy of the Premises.

11.3         Hazardous Substances and Hazardous Wastes. Lessee shall not cause or permit any hazardous substance or hazardous waste to be brought, kept or stored on or about the Premises, and Lessee shall not engage in, or permit any other person or entity to engage in, any activity, operation or business on or about the Premises which involves the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of hazardous substances and/or hazardous wastes.

11.4         (a)         Discharge. If a Discharge occurs on or from the Premises, Lessee shall give Lessor immediate oral and written notice of such Discharge, describing all relevant facts in reasonable detail. Written notice regarding any Discharge shall include, without limitation, a copy of (i) any notice of a violation, or a potential or alleged violation, of any Environmental Law that is received by Lessee or any sublessee or other occupant of the Premises (collectively, “Occupant”) from any governmental or regulatory agency; (ii) any inquiry, investigation, enforcement, cleanup, removal, or other action that is instituted or threatened by a governmental or regulatory agency against any Occupant relating to any Discharge on or from the Premises; (iii) any claim that is instituted or threatened by any third party against any Occupant relating to any Discharge on or from the Premises; and (iv) any notice of the restriction, suspension, or loss of any environmental operating permit by any Occupant. If any Discharge arose out of or in connection with the use and occupancy of the Premises by any Occupant, or if any Discharge was caused by the act, negligence or omission of Lessee or Lessee’s Visitors, then Lessee shall pay all costs and expenses relating to compliance with applicable Environmental Laws (including, without limitation, the costs and expenses of the site investigations and of the removal and remediation of such hazardous substance or hazardous wastes).

(b)         Lessor’s Cleanup Rights. Without relieving Lessee of its obligations under this Lease and without waiving any default by Lessee under this Lease, Lessor shall have the right, but not the obligation, to take such action as Lessor deems necessary or advisable to cleanup, remove, resolve or minimize the impact of or otherwise deal with any Discharge. If any Discharge arose out of or in connection with the use and occupancy of the Premises by any Occupant, or if any Discharge was caused by the act, negligence or omission of Lessee or Lessee’s Visitors, then Lessee shall pay to Lessor on demand all costs and expenses incurred by Lessor in connection with any action taken by Lessor.

11.5         (a)         Other. If Lessee’s operations at the Premises now or hereafter or are subject to the provisions of any other Environmental Law, then Lessee agrees to comply, at its sole cost and expense, with all requirements of such applicable Environmental Law to the reasonable satisfaction of Lessor, the Condominium Association and the governmental entity, department or agency having jurisdiction over such matters (including, but not limited to, performing site investigations and performing any removal and remediation required) in connection with (i) the occurrence of the Termination Date, (ii) any termination of this Lease prior to the Termination Date, (iii) any closure, transfer or consolidation of Lessee’s operations at the Premises, (iv) any change in the ownership or control of Lessee, (v) any assignment of this Lease by Lessee or sublease of all or part of the Premises, or (vi) any other action by Lessee which triggers such other Environmental Law.

(b)         Compliance with other Environmental Laws. Lessee further agrees to timely perform its obligations of this Section 11.5 so as to coincide with the Termination Date, or Lessee’s earlier vacation of the Premises. If Lessee fails to fully comply with the applicable provisions of any other Environmental Law prior to the Termination Date, Lessee shall be deemed to be a holdover tenant, shall pay rent at the rate set forth in Section 24.3, and Lessee shall continue to diligently pursue compliance with such other Environmental Law. Upon Lessee’s full compliance with the provisions of such other Environmental Law, Lessee shall deliver possession of the Premises to Lessor in accordance with the provisions of this Lease and such holdover rent shall be adjusted as of said date.

11.6         Indemnification. Lessee hereby agrees, at Lessee’s sole expense, to defend, indemnify and hold Lessor and the Condominium Association harmless from and against any and all claims, losses, liability, damages and expenses (including, without limitation, site investigation costs, removal and remediation costs and attorneys’ fees and disbursements) arising out of or in connection with (i) the use and occupancy of the Premises by any Occupant, (ii) any Discharge by Lessee or Lessee’s Visitors upon the Property, and/or (iii) Lessee’s failure to comply with the provisions of this Article 11.

11.7         Survival. Lessee’s obligations under this Article 11 shall survive the Termination Date.

12.          DISCHARGE OF LIENS. Lessee will discharge, within fifteen (15) days after receipt of notice thereof, any Lien on the Property and/or the Premises or the Basic Rent or any Additional Rent caused by or arising out of Lessee’s acts or Lessee’s failure to perform any obligation hereunder.

13.          PERMITTED CONTESTS. Lessee may contest, by appropriate proceedings, the amount, validity or application of any Legal Requirement which Lessee is obligated to comply with or any Lien which Lessee is obligated to discharge, provided that (a) such proceedings shall suspend the collection thereof, (b) no part of the Property and/or the Premises or of any Basic Rent or Additional Rent or other sum payable hereunder would be subject to loss, sale or forfeiture during such proceedings, (c) Lessor would not be subject to any civil or criminal liability for failure to pay or perform, as the case may be, (d) Lessee shall have furnished such security as may be required in the proceedings or reasonably requested by Lessor, (e) such proceedings shall not affect the payment of Basic Rent or Additional Rent or prevent Lessee from using the Premises for its intended purposes, and (f) Lessee shall notify Lessor of any such proceedings not less than ten (10) days prior to the commencement thereof, and shall describe such proceedings in reasonable detail. Lessee will conduct all such contests in good faith and with due diligence and will, promptly after the determination of such contest, pay and discharge all amounts which shall be determined to be payable therein.

14.          INSURANCE; INDEMNIFICATION.

14.1         (a)         Lessee’s Insurance. Lessee shall obtain, and shall keep in full force and effect during the Term, the following insurance coverages, with insurers which are authorized to do business in the State of Florida and which are rated at least A (Class X) in Best’s Key Rating Guide:

(i)           commercial general liability insurance (including, during any period when Lessee is performing work in or making Alterations to the Premises, coverage for any construction on or about the Premises), against claims for bodily injury, personal injury, death or property damage occurring on, in or about the Premises, or as a result of ownership of facilities located on the Premises, in an amount per occurrence of not less than $5,000,000 combined single limit for any bodily injury, personal injury, death or property damage. If Lessee has other locations that it owns or leases, the policy shall include an aggregate limit per location endorsement;

(ii)          personal property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises covered by the causes of loss - special form (all risk) and, in addition, coverage for flood, earthquake and mechanical breakdown. Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing. Lessee acknowledges that Lessor shall not be obligated to obtain or maintain insurance coverage with respect to any of Lessee’s equipment, trade fixtures, inventory, fixtures and personal properly;

(iii)         workers’ compensation insurance coverage for the full statutory liability of Lessee and employers’ liability insurance with a limit of not less than $500,000 per accident, $500,000 disease, policy limit and $500,000 disease, each employee;

(iv)         business interruption insurance in such amounts as will reimburse Lessee for direct and indirect loss of earnings attributable to those events commonly insured against by reasonable prudent tenants and/or attributable to Lessee’s inability to access or to occupy (all or part of) the Premises; and

(v)          such other insurance with respect to the Premises in such amounts and against such insurable exposures as Lessor deems necessary and prudent or as may be required by any Lender or Master Lessor.

(b)           Policy Requirements. Lessee’s policies of insurance shall be written as primary policy coverage and not contributing with, or in excess of, any coverage which Lessor may carry, and all such policies shall name as additional insured parties (except for workers’ compensation insurance and business interruption insurance) Lessor, Lessor’s Lender(s) the Condominium Association and any other parties named by Lessor as having an interest in the Premises, as their respective interests may appear, and shall be reasonably satisfactory to Lessor. In addition, said policies of insurance (except for workers’ compensation insurance) shall (i) provide that thirty (30) days’ prior written notice of suspension, cancellation, termination, modification, non-renewal or lapse or material change of coverage shall be given to Lessor and that such insurance shall not be invalidated by any act or neglect of Lessor or Lessee or any owner of the Property, nor by any change in the title or ownership of the Property, nor by occupation of the Premises for purposes more hazardous than are permitted by such policy, and (ii) not contain a provision relieving the insurer thereunder of liability for any loss by reason of the existence of other policies of insurance covering the Premises against the peril involved, whether collectible or not. The policies of insurance required to be maintained by Lessee pursuant to Section 14.1(a)(i) shall also include a contractual liability endorsement evidencing coverage of Lessee’s indemnification obligations set forth in Section 14.4. Lessee may not self-insure for any insurance coverage required to be obtained or carried by Lessee under this Lease, and any deductible amounts under any insurance policies required hereunder shall not exceed $10,000. Lessee shall have the right to provide the insurance coverages of Section 14.1(a) in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Lessor as required by this Lease. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Lessee’s insurance coverage, shall be deemed to limit or restrict in any way Lessee’s liability arising under or out of this Lease.

(c)           Certificates of Insurance. On or before the Commencement Date, Lessee shall deliver to Lessor original or duplicate policies or certificates of the insurers evidencing all the insurance which is required to be maintained hereunder by Lessee, and, within ten (10) days prior to the expiration of any such insurance, original or duplicate policies or certificates evidencing the renewal of such insurance. Lessee’s certificates of insurance shall be: (i) Acord Form 27 with respect to property insurance policies, (ii) Acord Form 25-S with respect to liability insurance policies or successor forms as designated or approved by Lessor. With respect to the notification provisions of any certificate of insurance, Lessee shall require its issuing insurers to provide Lessor thirty (30) days’ prior absolute written notification of suspension, cancellation, termination, modification, non-renewal or lapse or material change of coverage; certificate endorsements to the effect that the insurer will “endeavor” to provide written notice are not acceptable.

(d)           No Separate Insurance. Lessee shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by Section 14.1 unless Lessor is named as an additional insured therein.

(e)           Lessee’s Failure to Maintain Insurance. If Lessee does not purchase the insurance required by this Lease or keep the same in full force and effect, Lessor may, but shall not be obligated to, purchase the necessary insurance and pay the premium. The Lessee shall repay such amounts to Lessor on demand. In addition, Lessor may recover from Lessee and Lessee agrees to pay any and all reasonable expenses (including attorneys’ fees) and damages which Lessor may sustain by reason of the failure of Lessee to obtain and maintain such insurance.

14.2        Lessor’s Insurance. If required by the Condominium Instruments, Condominium Association shall obtain, and shall keep in full force and effect during the Term, insurance coverages, with insurers which are authorized to do business in the State of Florida for property insurance and commercial general liability insurance in such amounts that are customary for buildings of the type as the Building herein.

14.3        Waiver of Subrogation. Each party hereto agrees to have included in each of its insurance policies (insuring the Building in the case of Condominium, and insuring Lessee’s personal property, trade fixtures, equipment and improvements in the case of Lessee, against loss, damage or destruction by fire or other casualty) a waiver of the insurer’s right of subrogation against the other party to this Lease. If such waiver is not enforceable or is unattainable, then such insurance policy shall contain either (i) an express agreement that such policy shall not be invalidated if Condominium or Lessee, whichever the case may be, waives the right of recovery against the other party to this Lease or (ii) any other form for the release of Condominium or Lessee, whichever the case may be. If such waiver, agreement or release shall not be, or shall cease to be, obtainable from Condominium’s insurance company or from Lessee’s insurance company, whichever the case may be, then Condominium or Lessee shall notify the other party of such fact and shall use its best efforts to obtain such waiver, agreement or release from another insurance company satisfying the requirements of this Lease.

14.4         Indemnification. Lessee hereby indemnifies, and shall pay, protect and hold Lessor and Condominium Association harmless from and against all liabilities, losses, claims, demands, costs, expenses (including attorneys’ fees and expenses) and judgments of any nature (except for such of the foregoing as arise from the gross negligence or willful misconduct of Lessor, Condominium Association, its agents, servants or employees), arising, or alleged to arise, from or in connection with, (i) any injury to, or the death of, any person or loss or damage to property on or about the Premises Building or Property, (ii) any violation of this Lease or of any Legal or Insurance Requirement or of the Condominium Instruments, (iii) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof, (iv) the Lessee’s occupancy of the Leased Premises (including, but not limited to, statutory liability and liability under workers’ compensation laws), (v) any breach or default in the performance of any obligation on the Lessee’s part to be performed under the terms of this Lease, (vi) any act or negligence of the Lessee or Lessee’s Visitors, and (vii) all costs, attorneys’ fees, expenses and liability incurred in or about any such claim or any action or proceeding brought thereon, and, in any case, action, or proceeding brought against the Lessor or Condominium Association by reason of any such claim. Lessee, at Lessee’s sole expense, will resist and defend any action, suit or proceeding brought against Lessor or the Condominium Association by reason of any such occurrence by independent counsel selected by Lessee, which is reasonably acceptable to Lessor or Condominium Association, as applicable. Lessor hereby indemnifies, and shall pay, protect and hold Lessee harmless from and against all liabilities, losses, claims, demands, costs, expenses (including attorneys’ fees and expenses) and judgments of any nature (except for such of the foregoing as arise from the gross negligence or willful misconduct of Lessee, its agents, servants or employees), arising, or alleged to arise, from or in connection with, (i) any injury to, or the death of, any person or loss or damage to property on or about the Premises, Building or Property, (ii) any breach or default in the performance of any obligation on the Lessor’s part to be performed under the terms of this Lease, (iii) any act or negligence of the Lessor, and (iv) all costs, attorneys’ fees, expenses and liability incurred in or about any such claim or any action or proceeding brought thereon, and, in any case, action, or proceeding brought against the Lessee by reason of any such claim. Lessor, at Lessor’s sole expense, will resist and defend any action, suit or proceeding brought against Lessee by reason of any such occurrence by independent counsel selected by Lessor, which is reasonably acceptable to Lessee. The obligations under this Section 14.4 shall survive the Termination Date.

14.5         No Claims. Lessee shall not make or bring any claim against Lessor or Condominium Association (a) for any damage to, or loss (by theft or otherwise) of, or loss of use of, any property of Lessee or of any other person except in the case of gross negligence or willful misconduct by Lessor or Condominium Association, or (b) for business interruption or consequential damages, it being understood that Lessee assumes all risk in connection therewith, and Lessor and Condominium Association shall not be liable therefor, for any reason, including the negligence of Lessor or the Condominium Association, its employees, agents, servants or invitees, or the breach by Lessor of any provision of this Lease. Lessor and the Condominium Association are not liable for any claims, costs or liabilities arising out of or in connection with the acts or omissions of any other tenants in the Building or on the Property. The Lessee waives all of its claims against the Lessor and the Condominium Association with respect to the foregoing. The provisions of this Section 14.5 shall survive the Termination Date.

15.           ESTOPPEL CERTIFICATES. At any time and from time to time, upon not less than ten (10) days’ prior notice by Lessor, Lessee shall execute, acknowledge and deliver to Lessor a statement certifying the following: (i) the Commencement Date, (ii) the Termination Date, (iii) the date(s) of any amendment(s) and/or modification(s) to this Lease, (iv) that this Lease was properly executed and is in full force and effect without amendment or modification, or, alternatively, that this Lease and all amendments and/or modifications thereto have been properly executed and are in full force and effect, (v) the current annual Basic Rent, the current monthly installments of Basic Rent and the date on which Lessee’s obligation to pay Basic Rent commenced, (vi) the current monthly installment of Additional Rent for Taxes and Operating Expenses, (vii) the date to which Basic Rent and Additional Rent have been paid, (viii) the amount of the security deposit, if any, (ix) that, to the best of Lessee’s knowledge, neither party to this Lease is in default in the keeping, observance or performance of any covenant, agreement, provision or condition contained in this Lease and no event has occurred which, with the giving of notice or the passage of time, or both, would result in a default by either party, except as specifically provided in the estoppel certificate, (x) that, to the best of Lessee’s knowledge, Lessee has no existing defenses, offsets, liens, claims or credits against the Basic Rent or Additional Rent or against enforcement of this Lease by Lessor, (xi) that Lessee has not been granted any options or rights of first refusal to extend the Term, to lease additional space, to terminate this Lease before the Termination Date or to purchase the Property, except as specifically provided in this Lease, and (xii) such other reasonable matters as the person or entity requesting the certificate may request. Lessee acknowledges and agrees that any estoppel certificate may be relied upon by any mortgagee, or any prospective purchaser, lessee, sublessee, mortgagee or assignee of any mortgage, of the Property or any part thereof. If Lessee fails or otherwise refuses to execute an estoppel certificate in accordance with Article 15, then Lessee shall be deemed to have appointed Lessor an irrevocable power of attorney, coupled with an interest, and Lessor shall be authorized to execute and deliver the required certificate for and on behalf of Lessee, but the exercise of such power shall not be deemed a waiver of Lessee’s default.

16.          ASSIGNMENT AND SUBLETTING.

16.1         Prohibition. Except as otherwise expressly provided in this Article 16, Lessee shall not sell, assign, transfer, hypothecate, mortgage, encumber, grant concessions or licenses, sublet, or otherwise dispose of any interest in this Lease or the Premises, by operation of law or otherwise, without the prior written consent of Lessor, which shall not be unreasonably withheld. Any consent granted by Lessor in any instance shall not be construed to constitute a consent with respect to any other instance or request. If any portion of the Premises is sublet, used, or occupied by anyone other than Lessee, or if this Lease is assigned by Lessee, Lessor shall have the right to collect rent from the assignee, sublessee, user or occupant, but no such assignment, subletting, use, occupancy or collection shall be deemed a waiver of any of Lessor’s rights under the provisions of this Section 16.1, a waiver of any of Lessee’s covenants contained in this Article 16, the acceptance of the assignee, sublessee, user or occupant as tenant, or a release of Lessee from further performance by Lessee of Lessee’s obligations under the Lease.

16.2         Lessee’s Notice. If Lessee desires to sublet the Premises or to assign this Lease, it shall first submit to Lessor a written notice (“Lessee’s Notice”) setting forth in reasonable detail: (a) the name and address of the proposed sublessee or assignee; (b) the terms and conditions of the proposed subletting or assignment (including the proposed commencement date of the sublease or the effective date of the assignment, which shall be at least thirty (30) days after Lessee’s Notice is given); (c) the nature and character of the business of the proposed sublessee or assignee; (d) banking, financial, and other credit information relating to the proposed sublessee or assignee, in reasonably sufficient detail, to enable Lessor to determine the proposed sublessee’s or assignee’s financial responsibility; and (e) in the case of a subletting, complete plans and specifications for any and all work to be done in the Premises to be sublet.

16.3         Lessor’s Response. Within thirty (30) days after Lessor’s receipt of Lessee’s Notice, Lessor shall notify Lessee whether Lessor (i) consents to the proposed sublet or assignment, (ii) does not consent to the proposed sublet or assignment, or (iii) elects to exercise its recapture right, as described in Section 16.5. Lessor shall have the right to withhold consent to the proposed sublease or assignment if, without limitation of other reasons, (1) the assignee’s or sublessee’s financial condition, in the reasonable judgment of Lessor, is not comparable to that of Lessee, (2) the quantity or location of the space proposed to be sublet or assigned is inappropriate, in the reasonable judgment of Lessor, (3) Lessee is offering to sublet or assign space at a rate that is below the then market rate being charged for space of like availability and quantity by the Lessor, (4) Lessee’s proposed sublease or assignment would be to any existing tenant, sublessee or other occupant of the Building (or to a subsidiary or affiliate), (5) Lessee’s proposed sublease or assignment would be to any prospective tenant (or to a subsidiary or affiliate) with whom Lessor (or an affiliate of Lessor) has negotiated for the leasing of space in the Building or any other building owned by Lessor (or an affiliate of Lessor) during the six (6) month period prior to receipt of Lessee’s Notice, (6) the business of such proposed sublessee or assignee is not compatible with the type of occupancy of the Building, or such business will create increased use of the facilities of the Building, (7) the assignment or sublease may adversely affect the quality or marketability of either the rentable area or the Building, or (8) the proposed assignee or sublessee will or is likely to demean the character of the Building, or its environment, in Lessor’s reasonable judgment.

16.4         Requirements. In addition to the foregoing requirements, no assignment or sublease shall be permitted (a) if, at the effective date of such assignment or sublease, Lessee is in default under this Lease; or (b) unless Lessee agrees, at the time of the proposed assignment or sublease and in Lessee’s Notice, to pay to Lessor, immediately upon receipt thereof, one hundred percent (100%) of all Net Rental Proceeds, of whatever nature, payable by the prospective assignee or sublessee to Lessee pursuant to such assignment or sublease.

16.5         (a)           Recapture. Lessor shall have the right, to be exercised by giving written notice (the “Recapture Notice”) to Lessee within thirty (30) days after receipt of Lessee’s Notice, to recapture the space described in Lessee’s Notice (the “Recapture Space”). The Recapture Notice shall cancel and terminate this Lease with respect to the Recapture Space as of the date stated in Lessee’s Notice for the commencement of the proposed assignment or sublease, as if that date was the Termination Date, and Lessee shall surrender possession of the Recapture Space as of such date. Thereafter, the Basic Rent and Additional Rent shall be equitably adjusted based upon the square footage of the Premises then remaining, after deducting the square footage attributable to the Recapture Space.

(b)         Lessor’s Exercise. If Lessor elects to exercise its recapture right, and the Recapture Space is less than the entire Premises, then Lessor, at its sole expense, shall have the right to make any alterations to the Premises required, in Lessor’s reasonable judgment, to make such Recapture Space a self-contained rental unit. Lessor agrees to perform all such work, if any, with as little inconvenience to Lessee’s business as is reasonably possible; provided, that Lessor shall not be deemed guilty of an eviction, partial eviction, constructive eviction or disturbance of Lessee’s use or possession of the Premises, and shall not be liable to Lessee for same.

16.6         Sublease Requirements and Subletting Profits. In addition to the foregoing requirements, any sublease must contain the following provisions: (a) the sublease shall be subject and subordinate to all of the terms and conditions of this Lease; (b) at Lessor’s option, in the event of cancellation or termination of this Lease for any reason or the surrender of this Lease, whether voluntarily, involuntarily, or by operation of law, prior to the expiration of such sublease, including extensions and renewals of such sublease, the sublessee shall make full and complete attornment to Lessor for the balance of the term of the sublease. The attornment shall be evidenced by an agreement in form and substance satisfactory to Lessor which the sublessee shall execute and deliver at any time within five (5) days after request by Lessor or its successors and assigns; (c) the term of the sublease shall not extend beyond a date which is one day prior to the Termination Date; (d) no sublessee shall be permitted to further sublet all or any portion of the subleased space or to assign its sublease without Lessor’s prior written consent; (e) sublessee shall not be entitled to the right of first refusal to purchase set forth in Section 30.10 below; and (f) the sublessee shall waive the provisions of any law now or subsequently in effect which may give the sublessee any right of election to terminate the sublease or to surrender possession of the space subleased if any proceeding is brought by Lessor to terminate this Lease. Lessee shall pay to Lessor immediately upon receipt thereof, by Lessee, as Additional Rent, one hundred percent of all sums paid or payable to Lessee in connection with the sublease, in excess of the then existing Rent payable by Lessee attributable to the portion of the Premises being subleased, including without limitation, any rent and all other sums or other consideration received by Lessee as a result of the subletting, in whatever form, less reasonable and verifiable expenses (“Subletting Expenses”) for brokerage commissions and new tenant improvements to be made and/or paid by Lessee in connection with such subletting, which Subletting Expenses shall be amortized on a straight-line basis without interest, over the term of such sublease.

16.7         Events Constituting Assignment. Each of the following events shall be deemed to constitute an assignment of this Lease and each shall require the prior written consent of Lessor: (a) any assignment or transfer of this Lease by operation of law; (b) any hypothecation, pledge, or collateral assignment of this Lease; (c) any involuntary assignment or transfer of this Lease in connection with bankruptcy, insolvency, receivership, or similar proceeding; (d) any assignment, transfer, disposition, sale or acquisition of a controlling interest in Lessee to or by any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions; or (e) any issuance of an interest or interests in Lessee (whether stock, partnership interests, or otherwise) to any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions, which results in such person, entity, or group holding a controlling interest in Lessee. For purposes of the immediately foregoing, a “controlling interest” of Lessee shall mean fifty percent (50%) or more of the aggregate issued and outstanding equitable interests (whether stock, partnership interests, membership interests or otherwise) of Lessee.

16.8         Assumption. It is a further condition to the effectiveness of any assignment otherwise complying with this Article 16 that the assignee execute, acknowledge, and deliver to Lessor an agreement in form and substance reasonably satisfactory to Lessor assuming all of the obligations of Lessee under this Lease and agreeing that the provisions of this Article 16 shall continue to be binding upon it with respect to all future assignments and deemed assignments of this Lease.

16.9         Lessee Remains Liable. Unless otherwise agreed to in writing by Lessor, no assignment of this Lease nor any sublease of all or any portion of the Premises shall release or discharge Lessee from any liability, whether past, present, or future, under this Lease and Lessee shall continue to remain primarily liable under this Lease.

16.10       Lessor’s Costs and Expenses. Lessee shall reimburse Lessor for all fees, costs and expenses, including, but not limited to, reasonable attorneys’ fees and disbursements, which Lessor incurs in reviewing any proposed assignment of this Lease, any proposed sublease of the Premises, and any permits, approvals, and applications for construction within the Premises.

16.11       Deadline for Consummation of Assignment or Sublease. If Lessor consents to any proposed assignment or sublease and Lessee fails to consummate the assignment or sublease to which Lessor consented within ninety (90) days after the giving of such consent, Lessee shall be required again to comply with all of the provisions and conditions of this Article 16 before assigning this Lease or subletting the Premises. If Lessee consummates the assignment or sublease to which Lessor consented within said ninety (90) day period, Lessee agrees that it shall deliver to Lessor a fully executed, duplicate original counterpart of the assignment or sublease agreement within ten (10) days of the date of execution of such item.

16.12       No Liability. Lessee agrees that under no circumstances shall Lessor be liable in damages or subject to liability by reason of Lessor’s failure or refusal to grant its consent to any proposed assignment of this Lease or subletting of the Premises. Lessee shall not claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Lessee that Lessor unreasonably withheld any consent or approval. Lessee’s sole and exclusive remedy shall be an action or proceeding for specific performance, injunction or declaratory judgment.

16.13       Indemnification. If Lessor reasonably withholds its consent of any proposed assignment or sublease, Lessee shall defend, indemnify, and hold Lessor harmless from and reimburse Lessor for all liability, damages, costs, fees, expenses, penalties, and charges (including, but not limited to, reasonable attorneys’ fees and disbursements) arising out of any claims that may be made against Lessor by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

16.14       (a)           Bankruptcy. Notwithstanding anything to the contrary contained in this Lease, if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Lessor, shall be and remain the exclusive property of Lessor and shall not constitute property of Lessee or of the estate of Lessee within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Lessor’s property under the preceding sentence not paid or delivered to Lessor shall be held in trust for the benefit of Lessor and be promptly paid to or turned over to Lessor.

(b)           Adequate Assurance. If Lessee proposes to assign this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Lessee, then notice of such proposed assignment shall be given to Lessor setting forth (i) the name and address of such person or entity, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided by Lessee to assure such person’s or entity’s future performance under this Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code (or any such successor or substitute legislation or rule thereto). Such notice shall be given to Lessor no later than twenty (20) days after Lessee’s receipt of such bona fide offer, but in any event no later than ten (10) days prior to the date that Lessee shall make application to the bankruptcy court for authority and approval to enter into such assignment and assumption. After receipt of such notice, Lessor shall have the prior right and option, to be exercised by notice given to Lessee at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease to Lessor upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person for the assignment of this Lease. For the purposes of clause (iii) of this paragraph, the phrase “adequate assurance” shall mean the deposit of cash security in an amount equal to the Basic Rent and Additional Rent payable under this Lease for the next succeeding twelve (12) months (which annual Additional Rent shall be reasonably estimated by Lessor). Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on or after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Lessor an instrument confirming such assumption.

16.15       Lessor’s Right to Negotiate. Lessor shall have the right, at any time, to negotiate directly with any proposed sublessee or assignee, whether the identity of such party has been disclosed to Lessor by Lessee or others, and Lessor shall have the right to enter into a direct lease with any proposed sublessee, its parent, affiliate or subsidiary, either with respect to the sublet area or any other premises or space in the Building upon such terms and upon such rentals and other provisions or agreements as Lessor elects, including the same terms and conditions set forth in the proposed sublease or assignment submitted to Lessor with Lessee’s Notice.

17.	CASUALTY.

17.1         Notice. If there is any damage to or destruction of the Premises, Lessee shall promptly give notice thereof to Lessor, describing the nature and extent thereof.

17.2         Premises Not Untenantable. If the Premises are damaged, but no portion thereof is rendered untenantable, and this Lease is not terminated pursuant to Section 17.4 or 17.5 hereof, subject to the Condominium Instruments, Condominium Association or Lessor shall, at its own expense, cause Restoration to be completed as soon as reasonably practicable, but in no event later than ninety (90) days from the occurrence, subject to any Excusable Delays, and the Basic Rent and Additional Rent shall not abate.

17.3         Premises Untenantable. If the Premises are damaged or destroyed and are rendered partially or wholly untenantable, and this Lease is not terminated pursuant to Section 17.4 or 17.5 hereof, subject to the Condominium Instruments, Condominium Association or Lessor shall, at its own expense, cause Restoration to be completed as soon as reasonably practicable, and the Basic Rent and Additional Rent shall be equitably abated.

17.4         Termination.        (a)           If, in the sole opinion and discretion of Lessor or the Condominium Association, the Building is damaged or destroyed and the total cost of Restoration shall amount to thirty percent (30%) or more of the full insurable value of the Building, Lessor, in lieu of Restoration, may elect to terminate this Lease, provided that notice of such termination shall be sent to Lessee within sixty (60) days after the occurrence of such casualty. If Lessor exercises its right to terminate this Lease, this Lease shall cease, terminate and expire, and all Basic Rent and Additional Rent shall be prorated, as of the date of such damage or destruction.

(b)           If the Building is damaged or destroyed and, in the reasonable opinion of Lessor or the Condominium Association, more than two hundred seventy (270) days are necessary to complete Restoration, or if during the final year of the Term the Premises are damaged or destroyed and rendered partially or wholly untenantable, Lessor may elect to terminate this Lease, provided notice of such termination shall be sent to Lessee within sixty (60) days after the occurrence of such casualty. If Lessor exercises its right to terminate this Lease, this Lease shall cease, terminate and expire, and all Basic Rent and Additional Rent shall be prorated, as of the date of such damage or destruction.

17.5         Restoration. Lessor or the Condominium Association shall not be required to expend for Restoration an amount in excess of (i) the Net Award received by it plus (ii) the amount of the deductible. If such amount is not adequate, or the holder of an Underlying Encumbrance elects to retain the Net Award, Lessor shall have the right to terminate this Lease; provided notice of such termination shall be sent to Lessee within sixty (60) days after the amount of such Net Award is ascertained, or after the date on which the holder of the Underlying Encumbrance notifies Lessor that it has elected to retain the Net Award, whichever the case may be. If Lessor exercises its right to terminate this Lease, this Lease shall cease, terminate and expire, and all Basic Rent and Additional Rent shall be prorated, as of the date of such damage or destruction. Lessor’s or the Condominium Association’s obligation to perform Restoration is subject to the Condominium Instruments and the Net Award being made available to the Lessor or the Condominium Association by any Lender or Master Lessor whose interest may be superior to the Lessor; and provided the destruction does not result in a termination or cancellation of an underlying ground lease, if any; and provided that such damage or destruction has not been caused, directly or indirectly by the act, omission or negligence of Lessee or Lessee’s Visitors.

18.	CONDEMNATION.

18.1         Taking. Lessee hereby irrevocably assigns to Lessor any award or payment to which Lessee becomes entitled by reason of any Taking of all or any part of the Premises, whether the same shall be paid or payable in respect of Lessee’s leasehold interest hereunder or otherwise, except that Lessee shall be entitled to any award or payment for the Taking of Lessee’s trade fixtures or personal property or for loss of business, relocation or moving expenses provided the amount of the Net Award payable to Lessor with respect to the fee interest is not diminished. All amounts payable pursuant to any agreement with any condemning authority which have been made in settlement of or under threat of any condemnation or other eminent domain proceeding shall be deemed to be an award made in such proceeding. Lessee agrees that this Lease and the Condominium Instruments shall control the rights of Lessor and Lessee in any Net Award and any contrary provision of any present or future law is hereby waived.

18.2         Entire Premises. Upon a Taking of the whole of the Premises, then the Term shall cease and terminate as of the date when possession is taken by the condemning authority and all Basic Rent and Additional Rent shall be paid up to that date.

18.3         Portion of Premises. Upon a Taking of thirty percent (30%) or more of the Premises, if Lessee determines in good faith, and certifies to Lessor, that the Taking will have a permanent, material, adverse affect on Lessee’s operations at the Premises, Lessee may elect to terminate this Lease at any time up until the date which is sixty (60) days after the date when possession of such Premises is acquired by the condemning authority. If this Lease is not terminated as a result of a Taking pursuant to this Article 18, then subject to the Condominium Instruments and the provisions of Section 18.4, Lessor shall cause Restoration to be completed as soon as reasonably practicable, but in no case later than ninety (90) days after the date the condemning authority takes possession of such portion of the Premises, subject to any Excusable Delays, and the Basic Rent and Additional Rent thereafter payable during the Term shall be equitably prorated based upon the square foot area of the Building actually taken.

18.4         Restoration. If (a) the Net Award is inadequate to complete Restoration of the Premises, or (b) in the case of a Taking of thirty percent (30%) or more of the Premises, Lessee has not elected to terminate this Lease pursuant to Section 18.3, then Lessor subject to the Condominium Instruments may elect either to complete such Restoration or terminate this Lease by giving notice to Lessee within sixty (60) days after (x) the amount of the Net Award is ascertained, or (y) the expiration of the sixty (60) day period within which Lessee may terminate this Lease pursuant to Section 18.3, whichever the case may be. In such event, all Basic Rent and Additional Rent shall be apportioned as of the date the condemning authority actually takes possession of the Premises. Lessor’s obligation to perform Restoration is subject to the Condominium Instruments and the Net Award being made available to the Lessor by any Lender or Master Lessor whose interest may be superior to the Lessor.

19.	EVENTS OF DEFAULT.

19.1         Events of Default. Any of the following occurrences, conditions or acts shall constitute an “Event of Default” under this Lease:

(a)           If Lessee fails to pay any Basic Rent, Additional Rent or other amount payable by Lessee hereunder when due, and such default continues for five (5) days; or

(b)           if Lessee fails to take actual occupancy of the Premises within ninety (90) days after the Commencement Date, or thereafter vacates the Premises for a period in excess of sixty (60) days; provided, however, if Lessee is required to vacate the entire Premises as a result of a casualty, an Event of Default shall not be deemed to have occurred unless Lessee fails to take actual occupancy of the Premises within ninety (90) days after the Restoration has been substantially completed; or

(c)           if Lessee files a petition in bankruptcy pursuant to the Bankruptcy Code or under any similar federal or state law, or is adjudicated a bankrupt or becomes insolvent, or commits any act of bankruptcy as defined in any such law, or takes any action in furtherance of any of the foregoing; or if a petition or answer is filed proposing the adjudication of Lessee as a bankrupt pursuant to the Bankruptcy Code or any similar federal or state law, and (i) Lessee consents to the filing thereof, or (ii) such petition or answer is not discharged or denied within sixty (60) days after the filing thereof; or

(d)           if a receiver, trustee or liquidator (or other similar official) of Lessee or of all or substantially all of its business or assets or of the estate or interest of Lessee in the Premises is appointed and is not discharged within sixty (60) days thereafter or if Lessee consents to or acquiesces in such appointment; or if the estate or interest of Lessee in the Premises is levied upon or attached in any proceeding and such process is not vacated or discharged within sixty (60) days after such levy or attachment; or

(e)           if Lessee (i) uses, or suffers or permits the use of, any part of the Premises for any purpose other than the Permitted Use; (ii) fails to comply with any of the provisions of Article 11; (iii) fails to discharge any Lien within the time period set forth in Article 12; (iv) fails to maintain the insurance required pursuant to Article 14, or fails to deliver to Lessor the insurance certificates required by Article 14 within the time periods set forth in Section 14.1(c); (v) fails to deliver to Lessor the estoppel certificate required by Article 15 within the time period set forth therein; (vi) assigns this Lease or sublets all or any portion of the Premises without complying with all the provisions of Article 16; or (vii) fails to deliver to Lessor the subordination agreement required by Section 23.1 within the time period set forth therein; or

(f)           if Lessee fails to comply with any Legal or Insurance Requirement or the Condominium Instruments, and such failure continues for a period of ten (10) days after Lessor gives notice to Lessee specifying such default; or

(g)           if Lessee defaults in the observance or performance of any provision of this Lease, other than those specified in Section 19.1(a) through (f), and such default continues for thirty (30) days after Lessor gives notice to Lessee specifying such default (unless such default cannot be cured by the payment of money and cannot, with due diligence, be wholly cured within thirty (30) days, in which case, Lessee shall have such longer period as is reasonably necessary to cure the default, so long as Lessee commences to cure the same within such thirty (30) day period, diligently prosecutes the cure to completion and advises Lessor from time to time, upon Lessor’s request, of the actions which Lessee is taking and the progress being made).

Notwithstanding anything contained in this Section 19.1 to the contrary, each provision of this Section regarding the time period within which to correct a non-monetary default shall not apply if an emergency condition, or threat thereof, exists. The term “emergency” or “emergency condition” shall mean a condition or circumstance which (i) presents manifest threat of injury or damage to a person and/or property, or (ii) requires immediate action intended to preserve safety of persons, or (iii) requires immediate action intended to prevent damage to structures or the interruption or suspension of service(s) deemed critical to the operation of all or a portion of the Building, or (iv) requires immediate action to avoid or correct a violation of Legal or Insurance Requirements. It is understood and agreed that wherever notice is required with respect to action(s) to be taken (including the cessation of an activity), the period of time otherwise provided for in the Lease for performance compliance shall not apply where an emergency or emergency condition shall exist, and in such circumstances, the time for compliance shall be deemed “as soon as possible” with diligent, continuous prosecution of corrective action.

Lessee acknowledges and agrees that the Declaration provides that the Condominium Association shall have the right to terminate this Lease upon default of the Lessee in observing any of the provisions of the Declaration, the Condominium Articles of Incorporation and By-Laws, applicable rules and regulations or any other Condominium Instrument.

20.	CONDITIONAL LIMITATIONS; REMEDIES.

20.1         Termination. This Lease and the Term and estate hereby granted are subject to the limitation that whenever an Event of Default shall occur and be continuing, after Lessee’s receipt of written notice of default from Lessor and the expiration of any cure period, if in each such instance specifically set forth in this Lease, Lessor shall have the right, at its election, then or thereafter while any such Event of Default shall continue and notwithstanding the fact that Lessor may have some other remedy hereunder or at law or in equity, to give Lessee written notice of Lessor’s intention to terminate this Lease on a date specified in such notice, which date shall be not less than five (5) days after the giving of such notice, and upon the date so specified, this Lease and the estate hereby granted shall expire and terminate with the same force and effect as if the date specified in such notice was the Termination Date, and all right of Lessee hereunder shall expire and terminate, and Lessee shall be liable as set forth in this Article 20. If any such notice is given, Lessor shall have, on such date so specified, the right of re-entry and possession of the Premises and the right to remove all persons and property therefrom and to store such property in a warehouse or elsewhere at the risk and expense, and for the account, of Lessee. Should Lessor elect to re-enter as herein provided or should Lessor take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Lessor may from time to time re-let the Premises or any part thereof for such term or terms and at such rental or rentals and upon such terms and conditions as Lessor may deem advisable, with the right to make alterations in and repairs to the Premises.

20.2         Remedies. Upon any termination of this Lease as set forth in this Article 20, or as required or permitted by law, Lessee shall immediately quit and surrender the Premises to Lessor, and Lessor may, without further notice, enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or otherwise, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event Lessee and no person claiming through or under Lessee by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Premises but shall immediately quit and surrender the Premises, and Lessor at its option shall, notwithstanding any other provision of this Lease, be entitled to recover from Lessee, as and for liquidated damages, the sum of:

(a)           all Basic Rent, Additional Rent and other amounts payable by Lessee hereunder then due or accrued and unpaid; and

(b)           for loss of the bargain, an amount equal to the aggregate of all unpaid Basic Rent and Additional Rent which would have been payable if this Lease had not been terminated prior to the end of the Term then in effect, discounted to its then present value in accordance with accepted financial practice using a rate equal to six percent (6%) per annum; and

(c)           all other damages and expenses (including attorneys’ fees and expenses), which Lessor shall have sustained by reason of the breach of any provision of this Lease.

20.3         Liquidated Damages. Nothing herein contained shall limit or prejudice the right of Lessor, in any bankruptcy or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount shall be greater or less than the excess referred to above.

20.4         Abandonment. If Lessee abandons the Premises, Lessor may, at its option and for so long as Lessor does not terminate Lessee’s right to possession of the Premises, enforce all of its rights and remedies under this Lease, including the right to recover all Basic Rent, Additional Rent and other payments as they become due hereunder. Additionally, Lessor shall be entitled to recover from Lessee all costs of maintenance and preservation of the Premises, and all costs, including attorneys’ and receiver’s fees, incurred in connection with the appointment of or performance by a receiver to protect the Premises and Lessor’s interest under this Lease.

20.5         Indemnity Survives. Nothing herein shall be deemed to affect the right of Lessor to indemnification pursuant to Section 14.4 of this Lease.

20.6         Re-Entry. At the request of Lessor upon the occurrence of an Event of Default, Lessee will immediately quit and surrender the Premises to Lessor or its agents, and Lessor may without further notice enter upon, re-enter and repossess the Premises by summary proceedings, ejectment or otherwise. The words “enter,” “re-enter,” and “re-entry” are not restricted to their technical legal meanings.

20.7         Fees and Expenses. If either Lessor or Lessee is in default in the observance or performance of any provision of this Lease, and an action is brought for the enforcement thereof in which it is determined that said party was in default, the defaulting party shall pay to the non-defaulting party all reasonable fees, costs and other expenses incurred by the non-defaulting party in connection therewith, including reasonable attorneys’ fees and expenses.   If it is determined that said party was not in default, then the party alleging said default shall pay to the other party all the aforesaid reasonable fees, costs and expenses incurred by said party.

20.8         Lessor’s Cure Rights. If Lessee defaults in the keeping, observance or performance of any covenant, agreement, term, provision or condition herein contained, Lessor, without waiving such default, may perform the same for the account and at the expense of Lessee (a) immediately or at any time thereafter and without notice in the case of emergency or in case such default will result in a violation of any Legal or Insurance Requirement or any Condominium Instrument, or in the imposition of any Lien against all or any portion of the Premises, and (b) in any other case if such default continues after thirty (30) days from the date of the giving by Lessor to Lessee of notice of Lessor’s intention so to perform the same. All costs and expenses incurred by Lessor in connection with any such performance by it for the account of Lessee and also all costs and expenses, including attorneys’ fees and disbursements incurred by Lessor in any action or proceeding (including any summary dispossess proceeding) brought by Lessor to enforce any obligation of Lessee under this Lease and/or right of Lessor in or to the Premises, shall be paid by Lessee to Lessor upon demand together with an administrative charge of 10% of such costs and expenses.

20.9         Remedies Not Exclusive. Except as otherwise provided in this Article 20, no right or remedy herein conferred upon or reserved to Lessor or Lessee is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or now or hereafter existing. No waiver by Lessor or by Lessee of any provision of this Lease shall be deemed to have been made unless expressly so made in writing. Lessor and Lessee shall be entitled, to the extent permitted by law, to injunctive relief in case of the violation, or attempted or threatened violation, of any provision of this Lease, or to a decree compelling observance or performance of any provision of this Lease, or to any other legal or equitable remedy.

20.10       Duty to Mitigate. Lessor shall use commercially reasonable efforts to mitigate Lessee’s damages hereunder, provided that Lessor shall not be obligated to show priority to reletting the Premises over any other property owned by Lessor.

21.	ACCESS; RESERVATION OF EASEMENTS.

21.1         Lessor’s Access. (i) Lessor and Lessor’s agents and representatives and parties designated by Lessor as having an interest in the Property shall have the right to enter into or upon the Premises, or any part thereof, at all reasonable hours for the following purposes: (1) examining the Premises; (2) making such repairs or alterations therein as may be necessary in Lessor’s sole judgment for the safety and preservation of the Premises; (3) erecting, maintaining, repairing or replacing wires, cables, ducts, pipes, conduits, vents or plumbing equipment running in, to or through the Building; (4) showing the Premises to prospective new tenants; or (5) showing the Premises during the Term to any mortgagees or prospective purchasers of the Premises. Lessor shall give Lessee three (3) Business Days prior written notice before commencing any non-emergency repair or alteration. Notwithstanding anything herein to the contrary but excepting, however, Section 21.3 below, Lessor recognizes the proprietary and confidential nature of Lessee’s business and Lesssor and Lessee shall agree upon reasonable restrictions on Lessor’s access in order to protect Lessee’s business.   In the event such restrictions would result in increased costs to Lessor, Lessee shall be charged for such expenses, which shall be billed by Lessor as Additional Rent.

21.2         Condominium Association, its agents and employees shall have the right at any time, (1) to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or any other public parts of the Building; (2) to make repairs, alterations or improvements to any portion of the Building; (3) to designate portions of the Building and the Property as Common Areas and to change such designations from time to time in Condominium Association’s sole discretion, (4) to change the name, number or designation by which the Building may be known; or (5) to change any lawns, sidewalks, driveways, parking areas or streets adjacent to or around the Building.

21.3         Emergency Access. Lessor and Condominium Association may enter upon the Premises at any time in case of emergency without prior notice to Lessee.

21.4         No Liability. Lessor and Condominium Association, in exercising any of its rights under this Article 21, shall not be deemed guilty of an eviction, partial eviction, constructive eviction or disturbance of Lessee’s use or possession of the Premises and shall not be liable to Lessee for same.

21.5         Minimum Inconvenience. All work performed by or on behalf of Lessor in or on the Premises pursuant to this Article 21 shall be performed with as little inconvenience to Lessee’s business as is reasonably possible.

21.6         Locks. Lessee shall not change any locks or install any additional locks on doors entering into the Premises without immediately giving to Lessor a copy of any such lock key. If in an emergency Lessor is unable to gain entry to the Premises by unlocking entry doors thereto, Lessor may force or otherwise enter the Premises, without liability to Lessee for any damage resulting directly or indirectly therefrom. Lessee shall be responsible for all damages created or caused by its failure to give Lessor a copy of any key to any lock installed by Lessee controlling entry to the Building.

21.7         Reservation of Rights. Lessor and Condominium Association, as applicable reserve the right, from time to time, to make changes, alterations, additions, improvements, repairs or replacements in or to, (i) those portions of the Premises which Lessor is obligated to maintain and repair pursuant to Section 7.2, (ii) the other portions of the Premises, the Building, and the Property, and (iii) to the fixtures and equipment in the Building as Lessor and Condominium Association, as applicable may reasonably deem necessary to comply with any applicable Legal Requirements and/or to correct any unsafe condition; provided, however, that there be no unreasonable obstruction of the means of access to the Premises or unreasonable interference with Lessee’s use of the Premises. Nothing contained in this Article shall be deemed to relieve Lessee of any duty, obligation or liability of Lessee with respect to making any repair, replacement or improvement or complying with any applicable Legal Requirements.

22.           ACCORD AND SATISFACTION. The receipt by Lessor of any installment of Basic Rent or of any Additional Rent with knowledge of a default by Lessee under the terms and conditions of this Lease shall not be deemed a waiver of such default. No payment by Lessee or receipt by Lessor of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

23.	SUBORDINATION.

23.1         Subordination. This Lease and the Term and estate hereby granted are and shall be subject and subordinate to the lien of each mortgage which may now or at any time hereafter affect all or any portion of the Premises or Lessor’s or and Condominium Association’s interest therein and to all ground or master leases which may now or at any time hereafter affect all or any portion of the Property (any such mortgage or ground lease being herein called an “Underlying Encumbrance”). The foregoing subordination provisions shall be self-operative and no further instrument shall be required to effect any such subordination; provided, however, at any time and from time to time, upon not less than ten (10) days’ prior notice by Lessor and Condominium Association, as applicable, Lessee shall execute, acknowledge and deliver to Lessor and Condominium Association, as applicable any and all reasonable instruments that may be necessary or proper to effect such subordination, or to confirm or evidence the same.

23.2         Conveyance by Lessor. If all or any portion of Lessor’s estate in the Property is sold or conveyed to any person, firm or corporation upon the exercise of any remedy provided for in any mortgage or by law or equity, such person, firm or corporation and each person, firm or corporation thereafter succeeding to its interest in the Property (a) shall not be liable for any act or omission of Lessor under this Lease occurring prior to such sale or conveyance, (b) shall not be subject to any offset, defense or counterclaim accruing prior to such sale or conveyance, (c) shall not be bound by any payment prior to such sale or conveyance of Basic Rent, Additional Rent or other payments for more than one (1) month in advance (except prepayments in the nature of security for the performance by Lessee of its obligations hereunder), and (d) shall be liable for the keeping, observance and performance of the other covenants, agreements, terms, provisions and conditions to be kept, observed and performed by Lessor under this Lease only during the period such person, firm or corporation shall hold such interest.

23.3         Cure Rights. If an act or omission by Lessor would give Lessee the right to terminate this Lease or to claim a partial or total eviction, Lessee will not exercise any such right until it has given written notice of such act or omission, or, if any portion of the Premises becomes untenantable as the result of damage from fire or other casualty, written notice of the occurrence of such damage, to the holder of any Underlying Encumbrance whose name and address has previously been furnished to Lessee in writing, and thereafter, until a reasonable period for remedying such act, omission or damage has elapsed following such giving of such notice (but not less than thirty (30) days, or such longer period afforded to Lessor under this Lease); provided that any such holder, with reasonable diligence following the giving of such notice, commences and continues to remedy such act, omission or damage.

23.4         Reasonable Modifications. If, in connection with obtaining financing for the Property or refinancing any mortgage encumbering the Property, the prospective Lender or Master Lessor requests reasonable modifications to this Lease as a condition precedent to such financing or refinancing, then Lessee hereby covenants and agrees not to unreasonably withhold, delay or condition its consent to such modifications, provided such modifications do not increase the Basic Rent or Additional Rent, do not increase the Security, do not reduce the length of the Term, do not affect the termination, extension and/or expansion options, do not materially and adversely affect the leasehold interest created by this Lease and do not materially and adversely affect the manner in which Lessee’s operations are conducted at the Premises.

24.	LESSEE’S REMOVAL.

24.1         Surrender. Upon the Termination Date, Lessee shall surrender the Premises to Lessor in the condition same is required to be maintained under Article 7 of this Lease, and broom clean. Any personal property which shall remain in any part of the Premises after the Termination Date shall be deemed to have been abandoned, and either may be retained by Lessor as its property or may be disposed of in such manner as Lessor may see fit and chargeable to Lessee at Lessee’s sole cost; provided, however, that, notwithstanding the foregoing, Lessee will, upon request of Lessor made not later than thirty (30) days after the Termination Date, promptly remove from the Premises any such personal property.

24.2         Holding Over. If Lessee, or any assignee or sublessee of Lessee, holds over possession of the Premises beyond the Termination Date, such holding over shall not be deemed to extend the Term or renew this Lease but such holding over shall continue upon the terms, covenants and conditions of this Lease except that Lessee agrees that the charge for use and occupancy of the Premises for each calendar month or portion thereof that Lessee holds over (even if such part shall be one day) shall be a liquidated sum equal to one-twelfth (1/12th) of 1.5 times the Basic Rent and Additional Rent required to be paid by Lessee during the calendar year preceding the Termination Date. The parties recognize and agree that the damage to Lessor resulting from any failure by Lessee to timely surrender possession of the Premises will be extremely substantial, will exceed the amount of the monthly Basic Rent and Additional Rent payable hereunder and will be impossible to accurately measure. If the Premises are not surrendered upon the Termination Date, Lessee shall indemnify, defend and hold harmless Lessor against any and all losses and liabilities resulting therefrom, including, without limitation, any claims made by any succeeding tenant founded upon such delay, so long as Lessor has notified Lessee that Lessor has executed a lease or other occupancy agreement for all or any portion of the Premises. Nothing contained in this Lease shall be construed as a consent by Lessor to the occupancy or possession by Lessee of the Premises beyond the Termination Date, and Lessor, upon said Termination Date, shall be entitled to the benefit of all legal remedies that now may be in force or may be hereafter enacted relating to the immediate repossession of the Premises. Lessee shall, at its sole cost and expense, take all actions required to remove any assignee or sublessee of Lessee, or other party claiming rights to the Premises under or through Lessee upon the expiration or earlier termination of the Term. The provisions of this Article shall survive the Termination Date.

25.           BROKERS. Each party represents to the other that neither party has dealt with any real estate broker or sales representative in connection with this transaction other than the Brokers; the phrase “real estate broker or sales representative” shall be deemed to include any finder/consultant retained by Lessee or Lessor, but whose fees are to be paid by Lessor. Each party respectively agrees to indemnify and hold harmless the other from and against any threatened or asserted claims, liabilities, losses or judgments (including reasonable attorneys’ fees and disbursements) by any real estate broker or sales representative (other than those set forth above) based on alleged contacts between such broker or sales representative and Lessee or Lessor, whichever is applicable, which have resulted in allegedly providing such broker or sales representative with the right to claim a commission or finder’s fee in connection with this Lease. The provisions of this Article shall survive the Termination Date. Brokers shall be compensated by Lessor pursuant to a separate agreement(s).

26.           NOTICES. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given hereunder shall be in writing and shall be delivered by (a) certified mail, postage prepaid, or (b) a nationally recognized overnight delivery service (such as Federal Express), addressed to the addresses set forth in the Basic Lease Provisions. Notices or other communications required or permitted by this Agreement or by law to be served on, given to or delivered to either party by the other party to this Agreement shall be deemed duly served, given or delivered when delivered to the party to whom it is addressed (or when delivery is first refused or rejected). Either party may designate, by similar written notice to the other party, any other address for such purposes. Notwithstanding anything to the contrary contained herein, all bills, statements and building communications from Lessor to Lessee may be served by ordinary mail or otherwise delivered to Lessee or left at the Premises.

27.           NATURE OF LESSOR’S OBLIGATIONS. Anything in the Lease to the contrary notwithstanding, no recourse or relief shall be had under any rule of law, statute or constitution or by any enforcement of any assessments or penalties, or otherwise or based on or in respect of this Lease (whether by breach of any obligation, monetary or non-monetary), against Lessor, it being expressly understood that all obligations of Lessor under or relating to this Lease are solely obligations payable out of the Premises and are compensable solely therefrom. All such liability is and is being expressly waived and released as a condition of, and in consideration for, the execution of this Lease, and Lessee expressly waives and releases all such liability as a condition of, and as in consideration for, the execution of this Lease by Lessor. Notwithstanding anything to the contrary set forth in this Lease, Lessee agrees that there shall be absolutely no personal liability on the part of Lessor or on the part of any individual or entity comprising Lessor, including, without limitation, the members, partners, directors, trustees, and/or officers of Lessor or of such members, partners or trustees of Lessor, with respect to any of the terms, covenants and conditions of this Lease. Lessee shall have no right and shall not assert any claim against or have recourse to Lessor or any individual or entity comprising Lessor, and no other property or assets of Lessor shall be subject to levy, execution or other enforcement procedures for the satisfaction of Lessee’s remedies under or with respect to this Lease, the relationship of Lessor and Lessee hereunder, or Lessee’s use and occupancy of the Premises; such exculpation of personal liability to be absolute and without any exception whatsoever. If Lessor transfers its interest in the Premises, the Lessor named herein (and in case of any subsequent transfer, the then assignor) shall be automatically freed and relieved from and after the date of such transfer of all liability as respects the performance of any of Lessor’s covenants and agreements thereafter to be performed, and such transferee shall be thereafter automatically bound (and as further evidence thereof shall promptly execute a document to said effect) by all of such covenants and agreements, it being intended that Lessor’s covenants and agreements shall be binding on Lessor, its successors and assigns only during and in respect of their successive periods of such ownership. The term “Lessor,” as used in this Lease, shall mean only the owner of the title to the Premises as of the date in question.

28.	SECURITY DEPOSIT.

28.1         Security. (a) Concurrently with the execution of this Lease, Lessee shall deposit with Lessor the Security, which shall be held by Lessor as security for the full and faithful performance by Lessee of the terms and conditions by it to be observed and performed hereunder. If any Basic Rent, Additional Rent or other sum payable by Lessee to Lessor becomes overdue and remains unpaid, or if Lessor makes any payments on behalf of Lessee, or if Lessee fails to perform any of the terms and conditions of this Lease, then Lessor, at its option, and without prejudice to any other remedy which Lessor may have on account thereof, may appropriate and apply said Security, or so much thereof as may be required to compensate or reimburse Lessor, as the case may be, toward the payment of Basic Rent, Additional Rent or other such sum payable hereunder, or loss or damage sustained by Lessor due to the breach or failure to perform on the part of Lessee. In no event shall Lessor be obligated to apply the Security; and the Lessor’s right to bring an action or special proceeding to recover damages or otherwise to obtain possession of the Premises before or after Lessor’s declaration of the termination of this Lease for nonpayment of rent, or for any other reason, shall not be affected by reason of the fact that Lessor holds the Security. The Security will not be a limitation on the Lessor’s damages or other rights and remedies available under this Lease, or at law or equity; nor shall the Security be a payment of liquidated damages. The Security will not be an advance of the Basic Rent or Additional Rent. If Lessor uses, applies, or retains all or any portion of the Security, Lessee will restore the Security to its original amount immediately upon demand from Lessor. Lessee shall be in default if Lessee fails to strictly comply with this requirement to restore the used portion of the Security. Lessor shall not be required to keep the Security separate from its own funds, and may commingle the Security with its own funds. Lessor shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security and shall not assume the duties of a trustee for the Security. Lessor shall have no obligation to pay interest on the Security to Lessee nor shall Lessor be required to keep the Security in an interest bearing account. The Security shall not be mortgaged, assigned, or encumbered by Lessee, and neither Lessor nor its successors or assigns shall be bound by any such mortgagee, assignment or encumbrance. The acceptance by Lessor of the Security submitted by Lessee shall not render this Lease effective unless and until Lessor shall have executed and delivered to Lessee a fully executed copy of this Lease.

(b)        If Lessee is in default under this Lease more than two (2) times within any twelve (12)-month period, irrespective of whether or not such default is cured, then, without limiting Lessor’s other rights and remedies provided for in this Lease or at law or equity, the Security shall automatically be increased by an amount equal to the greater of: (i) one hundred fifty percent (150%) of the original Security, or (ii) three (3) months then current Basic Rent, which shall be paid by Lessor on demand.

28.2         Return of Security. Upon the full compliance by Lessee of all of the terms of this Lease, and the prompt payment of all sums due hereunder, as and when they fall due, any part of the Security not used, applied, or retained by Lessor shall be returned in full, without interest, to Lessee within thirty (30) days after the end of the Term, subject to Lessor’s final inspection of the Premises. However, if Lessor, in its sole discretion, has sufficient evidence that the Security has been assigned to an assignee of this Lease, Lessor may return the Security to the assignee and Lessor shall thereupon be released by Lessee from all liability for the return of the Security to Lessee.

28.3         Bankruptcy. In the event of bankruptcy or other debtor-creditor proceeding against Lessee, such Security shall be deemed to be applied first to the payment of rent and other charges due Lessor for all periods prior to filing of such proceedings.

28.4         Transfer of Security. Upon: (i) a sale of the Premises, (ii) any transfer of title to the Premises, or any assignment of Lessor’s interest under this Lease (including to a mortgagee upon foreclosure of its mortgage), Lessor shall have the right to transfer the Security to the purchaser, building lessee, transferee, or assignee of its interests, as the case may be, and Lessor shall provide Lessee with the name and address of such purchaser, lessee, transferee, or assignee and shall thereupon be released by Lessee from all liability for the return of the Security; and Lessee agrees to look solely to the said purchaser, lessee or assignee for the return of the Security. It is hereby agreed that the provisions of this Section shall apply to every transfer or assignment made of the Security to a new lessor.

29.	RENEWAL OPTION.

29.1         Extension Period. Provided Lessee is not in default of any of the terms and conditions contained in this Lease, either on the date of its exercise or on the effective date thereof, Lessee shall, at any time prior to the final six (6) months of the Term, have the option to extend the Term (“Extension Rights”) by written notice to Lessor for a period of five (5) years (“Extension Term”) at the greater of: (i) Basic Rent Rate equal to $12.00 per square foot or (ii) the Fair Market Value Rental Rate as herein defined and determined. Lessee agrees that it shall have forever waived its Extension Rights if it fails, for any reason, to give such notice to Lessor by the time provided herein for the giving of such notice. “Fair Market Basic Rental Rate” shall mean the net annual base rent per rentable square foot of the Premises that a tenant would pay and a willing landlord would accept in an arm’s length bona fide negotiation for space comparable to the Premises in condition, quality, size and location in the suburban area where the Building is located.

No later than thirty (30) days after receiving Lessee’s notice (Lessee’s First Notice”), Lessor shall notify Lessee of Lessor’s determination of Fair Market Basic Rent Rate applicable during the Extension Period (“Lessor’s Rate” and such notice to be known as “Lessor’s Notice”). If Lessor is not timely notified by Lessee of Lessee’s First Notice, it will be deemed that Lessee has not exercised such Extension Rights and the Lease will expire in accordance with its terms. If Lessee, however, timely exercises its option for such Extension Term, and does not object to Lessor’s Rate within thirty (30) days of receipt of Lessor’s Notice, the Lease will be deemed extended on such terms reflecting Lessor’s Rate, and the parties will execute an amendment evidencing the Extension Term.

If Lessee timely exercises its option for such Extension Term, but does object to Lessor’s Rate set forth in Lessor’s Notice, Lessee shall notify Lessor, within thirty (30) days of receiving Lessor’s Notice, that Lessee asserts a different amount as the Fair Market Basic Rental Rate (the “Lessee’s Rate” and such notice to be known as Lessee’s Second Notice”).

Thereafter, if the parties cannot mutually agree upon the Fair Market Basic Rental Rent within ten (10) days of the date of Lessee’s Second Notice, each party shall have ten (10) additional days to designate by written notice to the other party one (1) disinterested real estate appraiser of good reputation, having at least ten (10) years’ experience in the Port St. Lucie area. The two (2) appraisers so designated shall together determine whether Lessor’s Rate or Lessee’s Rate is closest to the Fair Market Basic Rental Rate for the Premises. Lessor and Lessee shall each request the appraisers to make such determination and report it in writing to Lessor and Lessee within twenty (20) days after the date of Lessee’s Second Notice, and each party shall use its reasonable efforts to secure such determination within such time period. If the two (2) selected appraisers agree as to which rate is closest, the rate agreed to be the closest (either Lessor’s Rate or Lessee’s Rate) shall be deemed the Fair Market Basic Rental Rate, and Lessee shall pay such Fair Market Basic Rental Rate determination made by the two (2) appraisers for the Extension Term and the parties will execute an amendment evidencing the Extended Term..

If the two (2) elected appraisers fail to agree or fail to act within such time frame on the Fair Market Basic Rental Rate they shall together immediately select a third (3rd) appraiser (which appraiser shall be a disinterested similarly qualified real estate appraiser of good reputation, having at least ten (10) years’ experience in the Port St. Lucie area) who shall then (within five (5) days of the appraisers’ selection) determine whether Lessor’s Rate or Lessee’s Rate is closest to the Fair Market Basic Rental Rate and based upon such third (3rd) appraiser’s determination, Lessee shall pay such Fair Market Base Rent determination made by the third (3rd) appraiser for the Extension Term and the parties will execute an amendment evidencing the Extension Term.

If the appraisers do not agree upon the third (3rd) appraiser within fifteen (15) days after Lessor and Lessee have both received the reports of the first two (2) appraisers, then either party may request the nearest Board of Real Estate to appoint the third (3rd) appraiser and such appraiser shall be the third (3rd) appraiser. The third (3rd) appraiser shall notify Lessor and Lessee of its determination as to whether the Lessor’s Rate or the Lessee’s Rate is closest to the Fair Market Basic Rental Rate, and based upon such third (3rd) appraiser’s determination, Lessee shall pay such Fair Market Basic Rental Rate determination made by the third (3rd) appraiser for the Extension Term and the parties will execute an amendment evidencing the Extension Term.

Lessor and Lessee shall each bear the costs of its respective appraiser except that Lessor and Lessee shall each bear one-half (1/2) the cost of the third (3rd) appraiser, if applicable.

29.2         Loss of Extension Period. Any termination, expiration, cancellation or surrender of this Lease shall terminate any Extension Rights if it has not yet been exercised.

29.3         Confirmation of Extension Period. If Lessee duly exercises its Extension Rights in accordance with the terms hereof, the “Term” shall be automatically extended in accordance with the terms and conditions set forth herein. Within thirty (30) days after request of either party following the rent rate determination under Section 29.1, Lessor and Lessee shall execute, acknowledge and deliver to each other duplicate originals of an instrument confirming the Extension Term, and the new Termination Date.

29.4         No Severance of Extension Period. The Extension Rights may not be severed from the Lease or separately sold, assigned or otherwise transferred.

30.	MISCELLANEOUS.

30.1         Amendments in Writing. This Lease may not be amended or modified, nor may any obligation hereunder be waived, orally. No such amendment, modification, termination or waiver shall be effective unless in writing and signed by the party against whom enforcement thereof is sought.

30.2         No Waiver of Future Performance. No waiver by Lessor of any obligation of Lessee hereunder shall be deemed to constitute a waiver of the future performance of such obligation by Lessee.

30.3         Provisions Severable. If any provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such provision shall not be affected thereby.

30.4         Successors and Assigns. This Lease shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, except as provided in Article 16.

30.5         Quiet Enjoyment. Upon due performance of the covenants and agreements to be performed by Lessee under this Lease, Lessor covenants that Lessee shall and may at all times peaceably and quietly have, hold and enjoy the Premises during the Term, without molestation or hindrance by Lessor or any party claiming through or under Lessor.

30.6         Table of Contents and Article Headings. The table of contents and the article headings are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

30.7         Counterparts. This Lease may be executed in several counterparts, each of which when so executed and delivered, shall constitute an original, fully enforceable counterpart for all purposes, all of which, taken together, shall constitute one single instrument.

30.8         No Surrender. No act or thing done by Lessor or Lessor’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Lessor. No employee or agent of Lessor shall have any authority to accept the keys to the Premises prior to the Termination Date and the delivery of keys to any employee or agent of Lessor shall not operate as an acceptance of a termination of this Lease or an acceptance of a surrender of the Premises.

30.9         Statements and Bills. Lessor’s failure during the Term to prepare and deliver any of the statements, notices or bills set forth in this Lease shall not in any way cause Lessor to forfeit or surrender its rights to collect any amount that may have become due and owing to it during the Term.

30.10       Right of First Refusal to Purchase. Provided Lessee is not in default of any of the terms and conditions contained in this Lease, either on the date of its exercise, or on the effective date thereof, at any time during the Term or any extensions thereof, Lessee shall at any time prior to the final six (6) months of the Term or any extensions thereof, have the option to Purchase the Property and/or the Building and/or the building at 8883 Liberty Lane, Port St. Lucie, Florida known as Condominium Unit #2 and/or the portion of the property known as Condominium Unit #3 (“Purchase Rights”) in accordance with the terms and conditions set forth in a letter of intent from a bonafide third party purchaser on terms that are acceptable to Lessor (“Letter of Intent to Purchase”) and provided that Lessee provides acceptance of the Letter of Intent to Purchase within thirty (30) days of receipt of such Letter of Intent to Purchase from Lessor, time being of the essence. Lessee agrees that it shall have forever waived its Purchase Rights with respect to such specific bonafide third party offer if it fails, for any reason, to give such notice to Lessor by the time provided herein for the giving of such notice. Any termination, expiration, cancellation or surrender of this Lease shall terminate any Purchase Rights if it has not yet been exercised. If Lessee duly exercises its Purchase Rights in accordance with the terms hereof, the closing shall be held within forty five (45) days after Lessee provides acceptance of the Letter of Intent to Purchase. If the Lessee shall elect not to exercise its Purchase Rights or shall fail to notify Lessor in accordance with the foregoing terms and conditions, Lessor may thereafter sell the Property or Building to the party making the offer in accordance with the terms thereof. The Purchase Rights may not be severed from the Lease or separately sold, assigned or otherwise transferred.

30.11       Lessee’s Financials. Lessee shall keep proper books and records of account in accordance with generally accepted accounting principles consistently applied. Lessee shall deliver to Lessor, within one hundred eighty (180) calendar days after the close of each of its fiscal years, a balance sheet and statement of income and expense for such year All financial statements shall be certified by (a) the chief financial officer of Lessee or, (b) if prepared by any accounting firm, by such accounting firm.

30.12       No Offer. The submission of this Lease to Lessee for examination does not constitute an offer to lease the Premises on the terms set forth herein, and this Lease shall become effective as a lease agreement only upon the execution and delivery of the Lease by Lessor and Lessee.

30.13       Access. Subject to all applicable Legal Requirements and to Lessor’s rules and regulations, Lessee shall be permitted keyed access to the Premises twenty-four (24) hours per day, seven (7) days per week.

30.14       Arbitration. Any and all disputes under this Lease which cannot be amicably resolved, shall be resolved by binding arbitration in St. Lucie County, Florida in accordance with the Rules of the American Arbitration Association (or its successor then existing) by a panel of three (3) arbitrators with the non-prevailing party responsible for all legal fees and expenses. The determination in such arbitration proceeding shall be conclusive upon the parties, and judgment upon any award or decision may be entered in any court having jurisdiction thereof. The costs, fees, and expenses of the arbitrator or arbitrators, and/or the American Arbitration Association shall be shared equally by the parties thereto unless otherwise provided in the arbitrators’ decision.

30.15       Signage. Lessee shall have the right to remove all existing signage inside or on the exterior of the Building and to install, at its sole cost and expense, signage inside or on the exterior of the Building, subject to the reasonable approval of Lessor and any Legal Requirements. Lessee shall also have the right to add signage to the monument sign at the entrance to the Property commensurate with and similar in proportions to the existing signage subject to the Condominium Instruments and Condominium Association approval if required. Such signage shall be removed upon termination of the Lease, the original signage reinstalled (if reasonably requested by Lessor) and repair any damage to the Building or Property caused by the installation, reinstallation or removal.

31.          USA PATRIOT ACT. Lessee represents, warrants and covenants that neither Lessee nor any of its partners, officers, directors, members or shareholders (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) is listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ. L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 60-01-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§5311 et seq.)

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

WITNESS:			LESSOR:

/s/ Rice Grillo	By:
Rice Grillo			Liberty Health Care

		By:	/s/ John Kennedy
Name:
Title: President

WITNESS:			LESSEE:

Digital Domain Holdings Corporation

/s/ [Illegible]	By:		/s/ John Textor
[Illegible]			Name: John Textor
Title: CEO

ADDENDUM 1

DEFINITIONS

As used in this Lease, the following terms have the following respective meanings:

1.             Additional Rent: defined in Section 3.2.

2.             Alterations: Lessee’s alterations, improvements, additions and/or modifications in, on or about the Premises.

3.             Basic Rent: defined in Section 3.1 and specified in the Basic Lease Provisions.

4.             Basic Rent Payment Dates: the first day of each consecutive calendar month during the Term.

5.             Building: defined in the Basic Lease Provisions.

6.             Business Days: shall mean any day other than a Saturday, Sunday or Federal or State of Florida legal holiday.

7.             Commencement Date: defined in Section 2.2(b).

8.             Condominium: shall have the meaning ascribed to it in Section 2.1.

9.             Condominium Association: shall mean Liberty Lane Condominium Association, Inc., a Florida corporation, the entity responsible for the operation of the Condominium.

10.           Condominium Instruments shall mean the Declaration, the bylaws, articles of incorporation, and any and all other agreements, covenants, conditions and restrictions of record governing the Condominium, including, without limitation, the Premises.

11.           Declaration: shall mean the Declaration of Condominium recorded October 10, 2002 in Official Records Book 1594, Page 322 of the Public Records of Saint Lucie County, and as may be amended from time to time. The Property contains three (3) condominium units of which the Premises is known as Unit #1.

12.           Discharge: defined in Section 11.1.

13.           Environmental Laws: all statutes, regulations, codes and ordinances of any governmental entity, authority, agency and/or department relating to (i) air emissions, (ii) water discharges, (iii) noise emissions, (iv) air, water or ground pollution or (v) any other environmental or health matter, including, but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. and the regulations promulgated thereunder.

14.           Estimated Operating Expenses: defined in Section 4.2.

ADDENDUM I- 1

15.           Events of Default: defined in Article 19.

16.           Excusable Delay: any delay caused by governmental action, or lack thereof; shortages or unavailability of materials and/or supplies; labor disputes (including, but not limited to, strikes, slow downs, job actions, picketing and/or secondary boycotts); fire or other casualty; delays in transportation; acts of God; directives or requests by any governmental entity, authority, agency or department; any court or administrative orders or regulations; adjustments of insurance; acts of declared or undeclared war, acts of terrorism, public disorder, riot or civil commotion; or by anything else beyond the reasonable control of Lessor, including delays caused directly or indirectly by an act or a failure to act by Lessee or Lessee’s Visitors.

17.           Expense Statement: defined in Section 4.2.

18.           Extension Period: defined in Article 29.

19.           Insurance Requirements: all terms of any insurance policy maintained by Lessor with respect to the Property and all requirements of the National Board of Fire Underwriters (or any other body exercising similar function) applicable to or affecting all or any part of the Premises.

20.           Land: defined in the Basic Lease Provisions.

21.           Lease Year: each calendar year, or partial calendar year, during the Term.

22.           Legal Requirements: all statutes, codes, ordinances, regulations, rules, orders, directives and requirements of any governmental entity, authority, agency and/or department, which now or at any time hereafter may be applicable to the Property or any part thereof, including, but not limited to, all Environmental Laws.

23.           Lender: the holder of any mortgage or deed of trust which may now or hereafter encumber the Property, including all renewals, modifications, consolidations, replacements and extensions thereof.

24.           Lessee: the party defined as such in the first paragraph of this Lease.

25.           Lessee’s Notice: defined in Section 16.2.

26.           Lessee’s Visitors: Lessee’s agents, servants, employees, officers, sublessees, contractors, invitees, licensees, vendors and all other persons invited by Lessee onto the Property and/or into the Premises as guests or doing lawful business with Lessee.

27.           Lessor: the party defined as such in the first paragraph of this Lease, including at any time after the date hereof, the then owner of Lessor’s interest in the Premises.

28.           Lessor’s Insurance Costs: defined in Section 14.2.

29.           License: defined in Section 8.3(a).

ADDENDUM I- 2

30.           Lien: any mortgage, pledge, lien, charge, encumbrance or security interest of any kind, including any inchoate mechanic’s or materialmen’s lien.

31.           Major Work: defined in Section 7.5(b).

32.           Master Lessor: shall mean the lessor under any ground lease or lease of all or any portion of the Property, subject to the space leases, which may now or hereafter affect all or any portion of the Property.

33.           Monthly Expense Payment: defined in Section 4.3.

34.           Monthly Tax Payment: defined in Section 4.3.

35.           Net Award: any insurance proceeds or condemnation award payable in connection with any damage, destruction or Taking, less any expenses incurred by Lessor in recovering such amount.

36.           Net Rental Proceeds: (a) in the case of a sublease, the amount by which the aggregate of all rents, additional charges or other consideration payable under a sublease to Lessee by the sublessee (including sums paid for the sale or rental of Lessee’s fixtures, leasehold improvements, equipment, furniture or other personal property) exceeds the sum of (i) the Basic Rent plus all amounts payable by Lessee pursuant to the provisions hereof during the term of the sublease in respect of the subleased space, (ii) actual brokerage commissions, providing same are at prevailing rates, due and owing to a real estate brokerage firm, and (iii) the then net unamortized or undepreciated cost of the fixtures, leasehold improvements, equipment, furniture or other personal property included in the subletting; and (b) in the case of an assignment, the amount by which all sums and other consideration paid to Lessee by the assignee of this Lease for or by reason of such assignment (including sums paid for the sale of Lessee’s fixtures, leasehold improvements, equipment, furniture or other personal property) exceeds the sum of (i) actual brokerage commissions, provided same are at prevailing rates due and owing to a real estate brokerage firm, and (ii) the then net unamortized or undepreciated cost of the fixtures, leasehold improvements, equipment, furniture or other personal property sold to the assignee.

37.           Occupant: defined in Section 11.4.

38.           OFAC: defined in Section 31.1.

ADDENDUM I- 3

39.           Operating Expenses: those costs or expenses paid or incurred by Lessor in connection with the ownership, operation, management, maintenance and repair and replacement of the Property or any portion thereof, including, but not limited to, the cost of Common Elements and limited Common Elements, electricity and other utilities; sewer meter charges; water; exterminating; Lessor’s Insurance Costs; snow and ice removal; maintenance and cleaning of the parking lots and driveways (including resurfacing and restriping); regulation of traffic; landscape and grounds maintenance; maintenance and repair and replacement of utility systems; maintenance, repairs and replacements of any kind for which Lessor is not reimbursed; painting and/or sealing of the exterior of the Building and the Common Elements and limited Common Elements; maintenance and repair and replacement of worn out mechanical or damaged equipment; management fees (which shall be a maximum of three percent (3%) of the aggregate basic rent and additional rent of the Property); costs of maintenance and service agreements; any costs, expenses or other amounts incurred under any easement, reciprocal easement agreement, declaration of covenants or other similar encumbrance which are allocable to Lessor or the Property or any portion thereof; security services and/or alarm and fire protection systems and equipment; wages, salaries, fringe benefits and other labor costs of all persons engaged for the operation, maintenance and repair and replacement of the Properly; payroll taxes and workers’ compensation for such persons; legal and accounting expenses (except legal expenses incurred in preparing leases or enforcing the terms of leases); licenses, permits and other governmental charges; rentals of machinery and equipment used in the operation and maintenance of the Property; removal of garbage and refuse; and any other expense or cost, which, in accordance with generally accepted accounting principles and the standard management practices for buildings comparable to the Building, would be considered as an expense of operating, managing, maintaining or repairing the Property or any portion thereof. Lessee acknowledges that the above definition of Operating Expenses shall not be construed as a representation or warranty that the items of equipment, facilities or services listed therein are or from time to time will be in existence or available at the Property and said definition is intended only to define such items that may exist or may be available from time to time. Excluded from Operating Expenses are Taxes; costs reimbursed by insurance; costs in connection with preparing space for a new tenant; advertising expenses; real estate brokers’ commissions; franchise, transfer, inheritance or capital stock taxes or other taxes imposed upon or measured by the income or profits of Lessor; administrative wages and salaries; and expenditures for capital improvements, except for the amortization of the cost together with reasonable financing charges but not excluded from Operating Expenses are: (i) the costs for installing such capital improvements (ii) those capital improvements that reduce Operating Expenses or avoid increases in Operating Expenses (iii) those capital improvements that promote safety or are required by law or regulation. All capital improvements included in Operating Expenses will be amortized over the useful life and amortization schedule being determined in accordance with generally accepted accounting principles, but in no event to extend beyond the remaining useful life of the Building. All accounting for Operating Expenses shall be on the accrual basis. If, at any time during the Term, the Building is not fully leased and occupied by tenants, Operating Expenses shall be projected as if the Building were fully occupied at all times.

40.           Order: defined in Section 31.1.

41.           Orders: defined in Section 31.1.

42.           Parking Spaces: defined in the Basic Lease Provisions.

43.           Premises: defined in the Basic Lease Provisions.

44.           Prime Rate: the prime commercial lending rate publicly announced from time to time by Citibank N.A. or successor bank.

45.           Projected Taxes: defined in Section 4.2.

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46.           Property: the Land and the Building and all other buildings or improvements constructed on the Land from time to time.

47.           Restoration: the restoration, replacement or rebuilding of the Building (excluding any alterations, additions and improvements installed by Lessee and any trade fixtures and personal property owned by Lessee) or any portion thereof as nearly as practicable to its value, condition and character immediately prior to any damage, destruction or Taking.

48.           Statement(s): means, collectively, Lessor’s Expense Statement and Lessor’s Tax Statement.

49.           Taking: a taking of all or any part of the Property, or any interest therein or right accruing thereto, as the result of, or in lieu of, or in anticipation of, the exercise of the right of condemnation or eminent domain pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Property or any part thereof, by any governmental authority, civil or military.

50.           Tax Statement: defined in Section 4.2.

51.           Taxes: shall be defined to mean with respect to each governmental authority levying or imposing the same, all taxes and assessments (general, special, betterment, ordinary or extraordinary, foreseen and unforeseen) levied, charged, assessed, imposed upon or which become due and payable out of or in respect of and become a lien on the Land and all improvements constructed on the Land from time to time, including, without limitation, charges imposed in respect of the ownership, operation, management, use, leasing or alteration of the Property and/or Premises, or any portion thereof; the various estates in and to the Property and/or Premises, or any portion thereof; the Basic Rent and Additional Rent payable to Lessor pursuant to this Lease; all water and sewer rents and charges; and all franchise, income, profit or other taxes, fees and charges, however designated, which, due to a future change in the method of taxation, may be levied or imposed on Lessor in substitution in whole or in part for, or in lieu of, or in addition to, any tax which would otherwise constitute Taxes, as heretofore defined. Nothing contained in this Lease shall require Lessee to pay any estate, inheritance, succession, corporate franchise or income tax of Lessor, nor shall any of same be deemed Taxes, except as provided in the immediately preceding sentence.

52.           Term: defined in Section 2.2.

53.           Termination Date: defined in the Basic Lease Provisions.

54.           Underlying Encumbrance: defined in Section 23.1.

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